SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO.  2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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VOICESERVE, INC.
(Exact Name of Small Business Issuer in its Charter)

Delaware	4813	N/A
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Grosvenor House, 1 High Street
Middlesex HA8 7TA
England
Tel. No.: +44-208-136-6000
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
2711 Centerville Road Suite 400
Wilmington, DE 19808
Tel. No.: (302) 636-5401
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (x)
Common Stock, $0.001 par value per share	1,481,928 (2)	$0.25(2)	$370,482(2)	$26.42

Common Stock, $0.001 par value per share	1,217,298 (3)	$0.25(4)	$304,324.50(4)	$21.70

Common Stock, $0.001 par value per share, issuable upon exercise of the Warrants	608,649 (3)	$0.50	$304,324.50	$21.70

Total Registration Fees	3,307,875		$979,131	$69.82

(1)      In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)      The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)      This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of (1) up to 1, 217,298 shares of common stock, $0.001 par value per share (the “Common Stock”), and (2) up to 608,649 shares of common stock issuable upon exercise of outstanding warrants (the “Warrants”) at an exercise price of $0.50 per share, that were issued in connection with the private placement that closed on May 26, 2010.
(4)      The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $0.25 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on a national exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses as set forth below:

·
Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 1,481,928 shares of the Registrant’s common stock on a best-efforts basis through the Company’s Officers, Directors and Agents (the “Public Offering Prospectus”).

·
Resale Prospectus. A prospectus to be used for the resale by selling stockholders of up to 1,825,947 shares of Common Stock, including, (1) 1,217,298 shares of Common Stock, and (2) up to 608,649 shares of Common Stock issuable upon exercise of outstanding investor Warrants at an exercise price of $0.50 per share, that were issued in connection with the private placement that closed on May 26, 2010 (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

·	they contain different outside and inside front covers;
·	they contain different Offering sections in the Prospectus Summary section beginning on page 3;
·	they contain different Use of Proceeds sections on page 8;
·	a Selling Stockholder section is included in the Resale Prospectus beginning on page 31A; and
·	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated March _______, 201 1

Offering: 1,481,928 SHARES

VOICESERVE, INC.

COMMON STOCK

This is the initial public offering of our common stock. We are offering 1,481,928 shares of our common stock on a best-efforts basis . Our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) and is not currently listed or quoted for trading on any national securities exchange.

This registration statement includes two separate and distinct prospectuses. In the first prospectus, the Public Offering Prospectus, we are offering and selling up to 1,481,928 shares of our common stockat  $0.25 per share. The second prospectus, the Resale Prospectus, relates to the resale by existing holders of our securities of up to 1,825,947 shares of our common stock, par value $0.001 per share. The existing holders obtained their shares through a private offering whereby the shares were offered at $0.25 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.25	$370,482

Proceeds, before expenses, to VOICESERVE, INC.	$0.25	$370,482

This offering is being conducted on a best-efforts basis by our Officers, Directors and Agents without the assistance of an underwriter. Therefore, since no minimum amount of shares must be sold by the Company, we may receive little or no proceeds from the offering.

VOICESERVE, INC.
The date of this prospectus is March _____, 201 1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Voiceserve,” “Company,” “we,” “us” and “our” refer to Voiceserve, Inc.

This registration statement includes two separate and distinct prospectuses. In the first prospectus, the Public Offering Prospectus, we are offering and selling up to 1,481,928 shares of our common stock. The public offering price of our common stock will be $0.25 per share. The second prospectus, the Resale Prospectus, relates to the resale by existing holders of our securities of up to 1,825,947 shares of our common stock, par value $0.001 per share. The existing holders obtained their shares through a private offering whereby the shares were offered at $0.25 per share.

OVERVIEW

Our mission is to enhance the telephony business via the internet enabling entrepreneurs to offer a full array of telephony services globally. Since the company was founded, we have worked to achieve this mission by creating technology that addresses the principle communication needs via the economical use of the internet backbone. We develop and market software, services and solutions that we believe empowers our customers to communicate more efficiently and economically through the Internet throughout the world. We believe  VoipSwitch’s software enables communications providers, businesses, enterprises, hotels and cruise liners to communicate using the latest sophisticated software technology. Our customers purchase a license from us. The VoipSwitch license is a central medium in a telecommunications network that connects telephone calls from one phone line to another entirely by means of software running on a computerized system. This work was formerly carried out by hardware with physical switchboards to route the calls. VoipSwitch has created an environment whereby the VoipSwitch license purchaser can control all his clients’ activity via the Internet. VoipSwitch controls connections at the junction point between circuit and packet networks. The end user can make calls from a computer, mobile phone, land line or using a device that links to the internet directly. End users can manage their account online via their specific user names and passwords, with all the basic features available with landline communication systems plus many more convenient parameters. These include for example, call forwarding voice mail sending text messages and the most basic telephone exchange standard features. We do not have any patents. Capital devoted to research and development is used towards expanding our current communications business.

We generate revenue by developing, manufacturing, licensing, and supporting a wide range of  internet software products and services for many different types of communication devices. Our focus is to build on this foundation through ongoing innovation in our integrated software platforms, by delivering compelling value propositions to customers, by responding effectively to customer and partner needs, and by continuing to emphasize the importance of product excellence, business efficacy, and accountability. Software manufacturing is based on developing and creating “source codes”. Source code is a collection of programming written in human-readable computer programming language. Source code is the means used by programmers to specify the actions to be performed by a computer. The source code which constitutes a program is held in one or more text files, and stored in databases..Our source codes are written by a group of technicians to handle the features we sell and market.. Through the sales of the current features, the clients demands and requirements become more apparent. In turn the developers and engineers work systematically to meet these demands. Part of the capital raised is being used to increase the number of technicians to work on these features.

Company History

4306, Inc. was incorporated on December 9, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We act as a holding company for our subsidiaries; we have had no operations since inception.

On February 20, 2007, the Company entered into a share exchange agreement with Voiceserve Limited, a United Kingdom corporation whose principal place of business at the time of purchase was located at Cavendish House, 369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW and the shareholders of Voiceserve Limited. The Agreement provided for the acquisition of Voiceserve by the Company, whereby Voiceserve became a wholly owned subsidiary of the Company.

On February 20, 2007, we acquired all of the outstanding capital stock of Voiceserve in exchange for the issuance of 20,000,000 shares of 4306, Inc. common stock to the Voiceserve shareholders.  In addition, the shareholders of Voiceserve, agreed to cancel their 100,000 shares of the outstanding common stock of 4306, Inc.  Based upon same, Voiceserve became our wholly-owned subsidiary. Following the merger, we operate our business through our wholly-owned subsidiary, Voiceserve Limited, which is engaged in the global telecommunications industry.  We changed our name to Voiceserve, Inc. to reflect our new business plan.

On January 15, 2008, VoiceServe closed an Acquisition Agreement with VoIPSwitch Inc. (“VoIPSwitch”) whereby VoiceServe acquired all VoIPSwitch issued and outstanding ordinary shares as well as all of VoipSwitch’s assets, including customer orders and intangible assets, for total consideration of $3,000,000 ($450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VoiceServe common stock valued at $0.48 per share or $1,800,000).

Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoIPSwitch. Accordingly, pursuant to SFAS No. 141, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable. If and when the contingency is resolved and payments of the $600,000 notes payable are made, such paid amounts will be added to goodwill.

PRIVATE OFFERINGS

On May 26, 2010, we closed on a private placement which raised gross proceeds of $690,000 through the sale of 2,760,000 shares of our common stock and warrants to purchase 1,380,000 shares of our common stock to certain accredited investors. The investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) (see Exhibit 10.1), for the sale of our common stock, $0.0001 par value per share. Pursuant to the terms of the Securities Purchase Agreement, we offered the shares for sale at a purchase price of $0.25 per share.  Each investor also received a five (5) year warrant (the “Warrant”) (see Exhibit 10.3), to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock which the investor purchased in this offering at an exercise price of $0.50 per share. In connection with the securities purchase agreement, the parties entered into a registration rights agreement (the Registration Rights Agreement”) (see Exhibit 10.2), to register the shares for resale.

WHERE YOU CAN FIND US

Our principal executive office is located at Grosvenor House, 1 High Street Middlesex. HA8 7TA England and our telephone number is +44-208-136-6000.  Our internet address is http://www.voiceservegroup.com/.

  WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

THE OFFERING

Common stock offered	This offering is being done on a best-efforts basis through our Officers, Directors and Agents. The amount of shares being sold in this offering is 1,481,928 shares of common stock.

Common stock outstanding before the offering	36,104,429 common shares as of March 7, 2011

Common stock outstanding after the offering	37,586,357shares.

Terms of the Offering	Our Officers, Directors and Agents will market this public offering on a best efforts basis.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as our Officers and Directors decide to close the offering.

Use of proceeds
We intend to use the net proceeds of this offering (after deducting estimated offering expenses payable by us) as working capital for general corporate purposes and for global expansion. See “Use of Proceeds” on page 8 for more information on the use of proceeds.

OTCBB Trading Symbol	“VSRV. OB”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary consolidated financial statement data as of and for each of the fiscal years ended March 31, 2010 and 2009 and the unaudited financial information for the three and six months ended September 30, 2010 and 2009. The financial statement data as of and for each of the fiscal years ended March 31, 2010 and 2009 have been derived from our audited consolidated financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

STATEMENTS OF OPERATIONS

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Operating revenues:
Software license fees	$953,114	$725,709	$1,957,211	$1,363,700
Revenues from communications air time and devices	81,611	24,074	151,474	47,987

Total operating revenues	1,034,725	749,783	2,108,685	1,411,687

Cost of operating revenues:
Software license fees	457,197	218,901	872,418	424,983
Communications airtime and devices	96,732	36,834	134,433	78,706

Total cost of operating revenues	553,929	255,735	1,006,851	503,689

Gross profit	480,796	494,048	1,101,834	907,998

Operating expenses:
Selling, general and administrative expenses (including stock-based compensation of $287,398 $7,845, $308,462 and $387,110, respectively)	1,107,232	551,529	1,724,116	1,409,897

Total operating expenses	1,107,232	551,529	1,724,116	1,409,897

Income (loss) from operations	(626,436)	(57,481)	(622,282)	(501,899)

Income from revaluation of liability for common stock purchase warrants	33,120	—	154,974	—
Interest income	614	—	614	1
Interest expense	499	3	—	(20)

Income (loss) before income taxes	(592,203)	(57,478)	(466,694)	(501,918)

Income taxes (benefit)	—	—	—	—

Net income (loss)	$(592,203)	$(57,478)	$(466,694)	$(501,918)

Net income (loss) per share - basic and diluted	$(0.02)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of shares outstanding - basic and diluted	35,204,429	32,402,935	34,370,363	31,578,760

	For the Years Ended March 31,
	2010	2009

Operating revenues	$3,310,065	$1,931,529

Cost of operating revenues	1,163,093	1,302,113

Gross profit (loss)	2,146,972	629,416

Operating expenses	2,812,453	998,767

Income (loss) from operations	(665,481)	(369,351)
Income from revaluation of liability for common stock purchase warrants	-	-
Interest expense	-	(1,840)
Interest income	39	178

Net income (loss)	$(665,442)	$(371,013)

STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(466,694)	$(501,918)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Stock-based compensation	308,462	387,110
Depreciation of property and equipment	4,621	7,608
Amortization of intangible assets	115,000	115,000
Income from revaluation of liability for common stock purchase warrants	(154,974)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(66,046)	(50,209)
Prepaid expenses and other current assets	(242)	(37,346)
Accounts payable	30,064	131,264
Accrued expenses payable	1,095	(2,867)
Deferred software license fees	30,833	90,173

Net cash provided by (used in) operating activities	(197,881)	138,815

Cash flows from investing activities:
Acquisition of VoipSwitch Inc.	—	(88,000)
Purchases of property and equipment	(45,521)	(7,339)

Net cash provided by (used in) investing activities	(45,521)	(95,339)

Cash flows from financing activities:
Proceeds from private placement of shares and warrants, less $89,499 offering costs	600,501	—
Increase (decrease) in loans payable to related parties	1,259	(24,436)

Net cash provided by (used in) financing activities	601,760	(24,436)

Effect of exchange rate changes on cash and cash equivalents	(43,325)	(37,829)

Increase (decrease) in cash and cash equivalents	315,033	(18,789)

Cash and cash equivalents, beginning of period	218,438	175,072

Cash and cash equivalents, end of period	$533,471	$156,283

Supplemental disclosures of cash flow information:

Interest paid	$—	$20

Income taxes paid	$—	$—

	For the Years Ended March 31,
	2010	2009

Net Cash Provided By (used in) Operating Activities	$191,355	$86,059
Net Cash Provided By (used in) Investing Activities	(92,819)	(93,129)
Net Cash Provided By (used in) Financing Activities	(26,302)	115,591
Effect of Exchange Rate Changes of Cash and Cash Equivalents	(28,868)	16,505
Net Increase (Decrease) in Cash	43,366	125,026

Cash - Beginning of Period	175,072	50,046

Cash - End of Period	$218,438	$175,072

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we,” “our,” or “us” refer to the Company and not the selling stockholders.

The shares of our common stock being offered for resale by the selling security holders and/or being offered directly by the Company are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Relating to Our Business

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated June 29, 2010, our audits stated that our financial statements for the fiscal years ended March 31, 2010 and 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net working capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit.

WE RELY ON THE SERVICES OF CERTAIN KEY PERSONNEL. IF WE FAIL TO KEEP THEM EMPLOYED IT MAY HAVE A MATERIAL ADVERSE EFFECT ON FULFILLING OUR BUSINESS PLAN.

Our business relies on the efforts and talents of our Chief Executive Officer, Michael Bibelman and our Chairman, Alexander Ellinson. The loss of Messrs. Bibelman’s and/or Ellinson’s services could adversely affect the operations of our business. Although Messrs. Bibelman and Ellinson have not indicated any intention of leaving us, the loss of either of their services for any reason could have a negative impact on our ability to fulfill on our business plan. In addition our business relies on the CTO Dr. Kryztof Oglaza who overlooks the programmers and guides them through the software developments.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE SUCH PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

Like all software programs there are dangers that unauthorized parties could attempt to clone the product and sell it as an unlicensed product. Should this be an issue, not having a patent, inhibits us from suing such parties.  Globally most regions have open internet capabilities. However there are regions whereby internet telephony is forbidden. These regions typically block calls through their internet backbone. Even though we have developed software which works through firewalls, it could be possible that the Voipswitch software can be blocked in these regions. As we roll out more features to benefit the internet telephony spectrum, and the different features gain popularity and momentum, the chances increase of more companies trying to copy our ideas.

WE OPERATE IN AN INDUSTRY THAT IS NOT GOVERNMENT REGULATED AND THEREFORE IS EASY FOR COMPETITORS TO ENTER. WE MAY NOT BE ABLE TO COMPETE IN OUR INDUSTRY IF WE ARE FACED WITH TOO MANY COMPETITORS.

Although a computerized telecommunications network is a new market in US, with relatively few competitors, it is not a government regulated industry and is therefore not as difficult to enter as a government regulated industry. Our management believes that additional companies will enter into our market and we may encounter increasing competition in the future.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS AND AS A RESULT, OUR INVESTORS’ SOLE SOURCE OF GAIN, IF ANY, WILL DEPEND ON CAPITAL APPRECIATION, IF ANY.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. Currently we plan to retain our earnings to finance the development of our business development and for general corporate purposes and do not anticipate paying any cash dividends in the foreseeable future.

As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, Investors may not be able to resell their shares of our common stock at or above the price they paid for them.

WE CONDUCT BUSINESS IN DISPARATE PARTS OF THE WORLD AND MAY THEREFORE HAVE EXPOSURE TO CURRENCY EXCHANGE RISK

We conduct our business in disparate parts of the world and thus our functional currency may not be our reporting currency, the U.S. dollar.  The value of any foreign currency against the U.S. dollar may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. To the extent any of our future revenues are denominated in currencies other than the USD, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since operating results are reported in USDs and significant changes in the exchange rate could materially impact our reported earnings.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in 2005. Our subsidiary, Voiceserve Limited was incorporated in the United Kingdom on March 21, 2002. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.

Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Risks Related to Our Intellectual Property

WE DO NOT HAVE INTELLECTUAL PROPERTY PROTECTION COVERING OUR PRODUCTS, ALLOWING OTHERS TO BE ABLE TO MAKE, USE, OR SELL PRODUCTS SUBSTANTIALLY THE SAME AS OURS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE IN THE MARKET.

We do not maintain intellectual property protection covering our products, allowing others to be able to make, use or sell products that are substantially the same as ours, which would adversely affect our ability to compete in the market. Further, if our competitors pursue intellectual property protections before us, our business operations may be impeded by the patent rights of such competitors.

Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that pose a material risk to us.

We expect that we could be increasingly subject to third-party infringement claims as our revenues increase, the number of competitors grows and the functionality of products and technology in different industry segments overlaps. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our revenues may decrease substantially and we could be exposed to significant liability.

Risks Related to Our Common Stock

THIS OFFERING IS BEING CONDUCTED ON A SELF-UNDERWRITTEN BASIS ON A BEST-EFFORT BASIS WHICH MAY RESULT IN LITTLE OR NO PROCEEDS FROM THE OFFERING.

This offering is being conducted on a best-efforts basis by our Officers, Directors and Agents without the assistance of an underwriter. Since no minimum amount of shares must be sold by the Company, we may receive little or no proceeds from the offering.  Further, the concurrent sale of shares covered by the resale registration statement may result in more shares available for sale in the market than there are buyers willing to purchase. This could potentially have the effect of limiting the Company’s ability to sell its shares. Further, since the shares being sold through this offering are being offered at a set price of $.25, it is possible that if our stock is sold on the market at a price lower than our offering price of $.25, we may not be able to sell our shares through this offering.

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board (the “OTCBB”) under the trading symbol “VSRV.”  The OTCBB is a significantly more limited market than the New York Stock Exchange or NASDAQ.  The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB WHICH MAY HAVE AN UNFAVORABLE IMPACT ON THE PRICE OF OUR COMMON STOCK.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently our Common Stock is quoted in the OTCBB market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and illiquid traded. The OTCBB market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF SHAREHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as our Company, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

OUR COMMON STOCK ARE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of September 16, 2010, the closing sale price of our common stock was $0.33 per share and, therefore, it is designated a penny stock. As a penny stock, our Common Stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and accredited investors (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	The basis on which the broker or dealer made the suitability determination, and

-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock, if and when our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may decrease, with a corresponding decrease in the price of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

There can be no assurance that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a penny stock if the SEC determines that such a restriction would be in the public interest.

USE OF PROCEEDS

The net proceeds, after deducting the estimated broker commissions and fees, are estimated to be approximately $370,482 if the maximum offering is sold. However, there is no assurance that any proceeds will be raised. This offering is being conducted on a best-efforts basis by our Officers, Directors and Agents without the assistance of an underwriter. Therefore, since no minimum amount of shares must be sold by the Company, we may receive little or no proceeds from the offering.

The net proceeds from this offering will be used to finance the capital expenditure for our global business expansion which includes marketing expenses and hiring additional engineers and sales professionals. We currently intend to use the net proceeds as follows, in the event that all 1,481,928 shares of common stock offered pursuant to this prospectus are sold:

*ALL NUMBERS SET FORTH IN THE FOLLOWING TABLE ARE ESTIMATED

	Use of Proceeds Assuming the following Percent of Total Shares Offered Sold
	10%	50%	100%
Gross proceeds from offering	$37,048	$185,241	$370,482
Estimated offering expenses(1)	20,000	30,000	30,000
Hiring additional engineers for expansion	0	92,000	185,000
Marketing expenses for expansion	0	48,000	110,000
General Corporate Purposes	17,048	15,241	45,482

(1)    Comprised of fixed costs such as legal fees, filing fees and variable costs such as transfer agent fees, audit fees, SEC Registration Fees, blue sky filing fees and Edgar Agent filing fees.

While we currently intend to use the net proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At this time, no such changes are foreseeable and we do not anticipate making any changes to the above use of proceeds.

At present, no changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the material change.  The above amounts and priorities for the use of proceeds represent management's estimates based upon our current conditions.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of September 30, 2010 was negative $407,865 or ($0.0113) per common share. Assuming the sale by us of 1,481,928 shares of common stock in this offering at an assumed public offering price of $0.25 per share and after deducting the estimated offering expenses, our adjusted net tangible book value as of September 30, 2010 would be negative $67,383 or approximately ($0.0018) per share. This represents an immediate increase in net tangible book value of $0.0095 per share to our existing shareholders and an immediate dilution of $0.2518 per share to our new investors purchasing shares in this offering:

The following table illustrates per share dilution assuming the following percent of total shares offered sold:

	10%	50%	100%
Net tangible book value per share before the offering	$(0.0113)	$(0.0113)	$(0.0113)
Increase per share attributable to new public investors	$0.0005	$0.0044	$0.0095
Public offering price	$0.2500	$0.2500	$0.2500
Net tangible book value per share after this offering	$(0.0108)	$(0.0069)	$(0.0018)
Dilution per share to new public investors	$0.2608	$0.2569	$0.2518

The following table sets forth, on an as adjusted basis as of September 30, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated offering expenses payable by us, using the public offering price of $0.25 per share of our common stock assuming the following percent of total shares offered sold:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
10%:
Existing stockholders	36,104,429	99.59%	$5,217,295	99.29%	$0.14
New investors from public offering	148,193	0.41%	$37,048	0.71%	$0.25
Total	36,252,622	100%	$5,254,343	100%	$0.14

50%:
Existing stockholders	36,104,429	97.99%	$5,217,295	96.55%	$0.14
New investors from public offering	740,964	2.01%	$186,241	3.45%	$0.25
Total	36,845,393	100%	$5,403,536	100%	$0.15

100%:
Existing stockholders	36,104,429	96.06%	$5,254,343	93.41%	$0.14
New investors from public offering	1,481,928	3.94%	$370,482	6.59%	$0.25
Total	37,586,357	100%	$5,624,825	100%	$0.15

The discussion and tables above are based on (i) 36,104,429 common shares issued and outstanding as of September 30, 2010; and (ii) 1,481,928 common shares offered in the public offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of our common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001. As of March 7, 2011 , 36,104,429 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

 (a)           Common Stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

(b)           Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

(c)           Warrants. As part of the private placement which closed on May 26, 2010, the Company issued a total of 1,380,000 warrants to certain accredited investors.  Each warrant entitles the holder to purchase one share of common stock at a price of $0.50 per share (the “Exercise Price”) to May 26, 2015.

The Exercise Price of the warrants is to be adjusted in the event of any stock splits or stock dividends or in the event that the Company issues or sells any shares of common stock, options, warrants or any convertible instruments (other than exempted issuances) at an effective price per share which is less than the Exercise Price. Accordingly, in accordance with EITF Issue No. 07-05, "Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock", the Company reflected the $457,608 fair value of the warrants at May 26, 2010 (calculated using the Black-Scholes option pricing model and the following assumptions: stock price of $0.45 per share, exercise price of $0.50 per share, risk-free interest rate of 2.06%, term of five years, and expected volatility of 100%) as a liability and will remeasure the fair value of the warrants each quarter, adjust the liability balance, and reflect changes in operations as "income( expense) from revaluation of liability for common stock purchase warrants”.

(d)           Dividends.  We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer CPA P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

DESCRIPTION OF BUSINESS

Our mission is to enhance the telephony business via the internet enabling entrepreneurs to offer a full array of telephony services globally. Since the company was founded, we have worked to achieve this mission by creating technology that addresses the principle communication needs via the economical use of the internet backbone. We develop and market software, services and solutions that we believe empowers our customers to communicate more efficiently and economically through the Internet throughout the world. We believe VoipSwitch’s software enables communications providers, businesses, enterprises, hotels and cruise liners to communicate using the latest sophisticated software technology. The VoipSwitch license is a central medium in a telecommunications network that connects telephone calls from one phone line to another entirely by means of software running on a computerized system. This work was formerly carried out by hardware with physical switchboards to route the calls. VoipSwitch has created an environment whereby the VoipSwitch license purchaser can control all his clients’ activity via the Internet. VoipSwitch controls connections at the junction point between circuit and packet networks. The end user can make calls from a computer, mobile phone, land line or using a device that links to the internet directly. End users can manage their account online via their specific user names and passwords, with all the basic features available with landline communication systems plus many more convenient parameters. These include for example, call forwarding voice mail sending text messages and the most basic telephone exchange standard features.

We generate revenue by developing, manufacturing, licensing, and supporting a wide range of VoIP software products and services for many different types of communication devices. Our focus is to build on this foundation through ongoing innovation in our integrated software platforms, by delivering compelling value propositions to customers, by responding effectively to customer and partner needs, and by continuing to emphasize the importance of product excellence, business efficacy, and accountability.

Company History

4306, Inc. was incorporated on December 9, 2005 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. We act as a holding company for our subsidiaries; we have had no operations since inception.

On February 20, 2007, the Company entered into a share exchange agreement with Voiceserve Limited, a United Kingdom corporation whose principal place of business at the time of purchase was located at Cavendish House, 369 Burnt Oak Broadway, Edgware, Middlesex HA8 5AW and the shareholders of Voiceserve Limited. The Agreement provided for the acquisition of Voiceserve by the Company, whereby Voiceserve became a wholly owned subsidiary of the Company.

On February 20, 2007, we acquired all of the outstanding capital stock of Voiceserve in exchange for the issuance of 20,000,000 shares of 4306, Inc. common stock to the Voiceserve shareholders.  In addition, the shareholders of Voiceserve, agreed to cancel their 100,000 shares of the outstanding common stock of 4306, Inc.  Based upon same, Voiceserve became our wholly-owned subsidiary. Following the merger, we operate our business through our wholly-owned subsidiary, Voiceserve Limited, which is engaged in the global telecommunications industry.  We changed our name to Voiceserve, Inc. to reflect our new business plan.

On January 15, 2008, VoiceServe closed an Acquisition Agreement with VoIPSwitch Inc. (“VoIPSwitch”) whereby VoiceServe acquired all VoIPSwitch issued and outstanding ordinary shares as well as all of VoipSwitch’s assets, including customer orders and intangible assets, for total consideration of $3,000,000 ($450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VoiceServe common stock valued at $0.48 per share or $1,800,000).

Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoIPSwitch. Accordingly, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable. If and when the contingency is resolved and payments of the $600,000 notes payable are made, such paid amounts are added to goodwill.

BUSINESS OVERVIEW
VoiceServe, Inc. (“VoiceServe”) was incorporated in the State of Delaware on December 9, 2005 under the name 4306, Inc.  On February 20, 2007, VoiceServe acquired 100% of the issued and outstanding stock of VoiceServe Limited (“Limited”), a corporation incorporated in the United Kingdom on March 21, 2002, in exchange for 20,000,000 shares of VoiceServe common stock (representing 100% of the issued and outstanding shares of VoiceServe after the exchange).  From October 1, 2006 to February 20, 2007, Limited owned 100% of the issued and outstanding shares of VoiceServe.  Accordingly, this acquisition was treated as a combination of entities under common control and was accounted for in a manner similar to pooling of interests accounting.  The consolidated financial statements include the operations of VoiceServe from October 1, 2006 and the operations of Limited from its inception on March 21, 2002.

On January 15, 2008, VoiceServe acquired 100% of the issued and outstanding stock of VoipSwitch Inc. (“VoipSwitch”), a corporation incorporated in the Republic of Seychelles on May 9, 2005 (see Note 3).  VoipSwitch licensed software systems (online telephony management applications) to customers online.  Generally, the license of a system includes remote installation and initial configuration of the main system, training relating to the use of the system and modules, and 1 year technical support.

VoiceServe has had no operations; VoicerServe is a holding company for its wholly owned subsidiaries, including Limited (since February 20, 2007) and VoipSwitch (since January 15, 2008). In 2010, Voiceserve formed two additional subsidiaries: VoipSwitch Inc., a Delaware corporation, and VoipSwitch AG, a Swiss corporation. VoipSwitch Inc. was formed to provide a future North American presence and has had no significant operations to date. VoipSwitch AG was formed to coordinate sales and billing activities from Switzerland and commenced operations in the three months ended December 31, 2010.

Limited is engaged in the telephone communications business. Limited offers customers through its software voice calls over the internet. The software allows computer users to access the Company’s exchange via the internet and through the exchange and connect with numerous sources of telephone communications at discounted rates.  Since January 15, 2008, Limited has also licensed VoipSwitch software systems.
VoipSwitch Inc., develops and implements various types of Class 5 softswitch software that facilitate the deployment of VoIP services globally. To-date, the company has successfully implemented over approximately 16,000 VoipSwitch systems around the world.

VoipSwitch is a complete internet telephony licensed product offering a variety of services including wholesale telephony termination, device to phone technology, computer to phone/web to phone features, calling cards, callback, supplying virtual local telephone number across many regions, call shops applications creating an environment enabling calls via the internet for most mobile phone handsets in a WiFi, or Edge environment. Unlike competitive systems composed of many different parts, the VoipSwitch platform is fully integrated in one application which makes it exceptionally easy to manage. All elements that are necessary for successful implementation are already built in.  All the features are integrated in one multiple server based application.

Most of our development is carried out by engineers on a consultancy basis. Our key developers work out of Poland where there are approximately sixty five people working. The nature of their work is customer service, developing new features, serving old clients with problems they may have and downloading the software onto the servers of new purchasers. We employ 91 full time employees.  On average there is a constant group of approximately 20 engineers who are focusing only on developing new products and modules. The original VoipSwitch company was founded in Poland and we have kept the heart of the customer service and developers there since the labor costs are far lower than other regions. Our total research and development costs are approximately $600,000 per year. Our sales office is run out of London in the United Kingdom. Currently we have approximately 12 members within our sales force.

Business Model

Voiceserve has categorized its products into three divisions:

1)     VoipSwitch (www.voipswitch.com,)

2)     VoIP-Proxy (www.voip-proxy.com), and

3)     Call-to-PBX (www.calltopbx.com)

VoipSwitch

VoipSwitch is a softswitch integrator and provider. Its multiple functions enable users to become a virtual Telecoms VoIP Operator. VoipSwitch delivers global communications through the VoIP backbone giving its users extensive voice calling features, some of which are unavailable on traditional telephones.

VoipSwitch’s features include:

-	Free pier-pier calling worldwide,

-	Call Back facility,

-	Text messaging from desktop computer.

-	Callshop programs,

-	Global User Directory,

-	Conference calling,

-	Monitoring of Call Data Records,

-	Easily managed availability, presence, and view status of contacts

-	Logs – individual call and message history

-	End-to-end encryption for superior privacy

-	Mobility – login into Voiceserve account anywhere in the world and access contact list

-	Vippie mobile, which is a softphone application suitable for Symbian phones & windows mobile,

-	Multiple accounts etc…..

VoipSwitch Pricing’s

The price of the VoipSwitch system consists of the main package price and separate prices for the additional modules. There are two price options of the basic version of the system.

-	Limited license at the price of $3,500

-	Unlimited license at the price of $5,000

The limited license permits only a maximum of 30 simultaneous connections. This version is recommended for start-ups since it keeps the initial investment minimal. As traffic increases the software can easily be upgraded to the next level. The subsequent upgrade to the unlimited license does not require any troublesome modifications. The limited version may run only on one internet address.

With the unlimited version, there is no limit on the number of simultaneous calls.

The only limitation is related to the hardware specifications of the server on which the VoIPSwitch operates. The unlimited license supports up to three VoipSwitch’s running simultaneously on independent servers attributed to the same company. There are no restrictions regarding geographical locations.

Both licensed versions have the capacity to implement the following:

-	Computer to Phone services

-	Device to phone services

-	Virtual telephone numbers mapping

-	Wholesale minute termination

-	Customers billing

-	Web interface for end users

-	Web interface for administrator

Beyond the main package, there are additional modules that dramatically extend VoipSwitch’s features. The costs of these extra’s are listed below:

- Callback module -	$1,500
- Calling cards) module	$1,500
- Resellers module	$1,000
- Call Shop module	$1,000
- Online Shop module	$1,000
- Softphone custom made design	$500
- Vippie Soft Phone	$1,500
- Virtual Telephone Exchange System	$5,000
- VoipSwitch Mobile Softphone (Windows)	$2,500
- VoipSwitch Mobile Softphone (Symbian)	$2,500
- Mobile Softphone Custom (logo)	$150
- VoipSwitch Mobile Softphone (Blackberry)	$3,500
- VoipSwitch Mobile Softphone (iPhone)	$2,800
- VoipSwitch Mobile Softphone (Android)	$2,500
- VoipSwitch Mobile Blackberry Call Back	$750
- Vippie Softphone with instant messaging & texting	$1,500

VoIP Proxy

VoIP-Proxy is a minute trading platform which has been established to act as a provider of quality termination international minutes, and multiple virtual numbers from numerous destinations across the globe. VoIP-proxy is an electronic marketplace for communications trading.

VoIP-Proxy’s online trading platform enables fixed and mobile service providers to buy, sell, deliver and settle millions of minutes per year. VoIP-Proxy provides a marketplace for competitive pricing of minutes to global destinations. Multiple small to medium sized businesses have the opportunity to buy, sell and deliver minutes.

VoIP-Proxy provides A-Z voice termination through interconnections with different providers. The quality of our connections is aimed to be the highest standard possible. The VoIP-Proxy network is supported by a 24/7 network-operation-centre, ensuring the constant quality of our service.

We offer our service to carriers, small businesses, call shops, resellers and other internet service providers.

Our customers can create an account with us by depositing funds with us via one of our numerous payment methods offered. Thereafter the client configures the device and can benefit from competitive wholesale termination rates.

Call-to-PBX

Call-to-PBX by definition is a sophisticated telephone exchange based on software without any requirements for physical hardware installations. It offers voice, video and mobile communications solutions for small-to-medium size businesses and residential customers. These internally developed solutions leverage existing broadband Internet connections and cellular networks to deliver a high quality phone service at a fraction of the cost of alternative solutions. The Call-to-PBX solution, eliminates the need for costly, on-premises phone systems by delivering all telephony services over managed or unmanaged Internet connections. We believe this economical, easy-to-use alternative to traditional PBX systems or Centrex class services allows high-speed Internet users anywhere in the world to be part of a virtual PBX that includes automated attendants, conference bridges, extension-to-extension dialing and ring groups. Virtual Office extensions do not require a dedicated communications infrastructure. The service is received through an existing Internet connection, thus eliminating the need for additional phone lines or digital subscriber lines for extensions, in contrast to traditional Centrex or PBX products.

In addition to the basic telephone exchange system, we offer   an expanded service for companies whose size or structure dictates the sharing of multiple phone lines. Hence larger enterprises can benefit Internet telephony services while retaining previously acquired on-premise equipment. For mobile phone users, Call-to-PBX offers Vippie Mobile -a softphone that connects to the Call-to-PBX via WiFi or GPRS networks. This innovative service enables cell phone users to significantly reduce their international phone bills and maintain high digital voice quality, while still enjoying the convenience and flexibility of mobile calling.

Development

VoipSwitch plans to include the following new products:

Video On Demand

Traditional methods of content delivery, including air, satellite and cable are still available, but we believe  they are prohibitively expensive for small and medium size providers and are not globally scalable. For example, if a provider wants to offer delivery of TV channels via cable, he has to invest millions of dollars to build supporting infrastructure to the end users. Even if he succeeds, he will be limited to scaling up his business within the national boundaries.

Fortunately, there are emerging technologies which enable low-cost and globally scalable delivery of multimedia content to end users. Video On Demand technology enables the transport of high quality multimedia content over public networks, such as the Internet. Because providers can leverage on existing global Internet infrastructure, they gain the opportunity to enter into the lucrative TV, Video-on-Demand, and Pay-per-View segments with very low cost and compete successfully with established players like cable and satellite companies.

VoipSwitch will be offering end-to-end video solutions for distribution to TV set subscribers. These solutions will be comprised of  Video-on-Demand, Audio-on-Demand, Pay-per-View and other services. The solution will feature robust user authentication, powerful billing, and intelligent content management. By utilizing advanced compression codes, the solution allows delivery of high quality multimedia content to subscribers even when network bandwidth is limited.

Video on demand will be an added feature within the VoipSwitch infrastructure. We currently have approximately 5 engineers working on third feature and are confident that we will be ready to release the first prototype the beginning of  2011. In addition to engineer costs we will need to purchase a suite of content which could  range up to $350,000. We are still reviewing our content options.

Virtual PBX (A virtual Telephone Exchange System)

The VoipSwitch PBX server was launched in Q4 2010 and has been designed for implementations in mixed internet and old fashioned telecom environment. The product offers both traditional and next generation services.

In addition to traditional PBX services, the PBX features a number of next-generation VoIP PBX features including Voice-to-Email, Fax-to-Email, Distinctive Ring, Selective Call Forward, Selective Call Rejection, Virtual Ring, etc.. The VoIP PBX server also supports unified messaging, enabling subscribers to access their voicemails via alternative communication methods. In particular, the VoIP PBX server can be configured to send email notifications of received voicemails or to email voicemail messages as audio attachments to subscribers.

Clients  have the facility to program the server with custom made announcements and/or perform custom call routing. The Follow-me feature allows subscribers to receive calls at multiple numbers that they designate. If a subscriber does not pick up at one location, the VoIP PBX server will ring onto a second or a third number. If the call is not picked up within a certain time period, the call will be transferred it to voicemail. The VoIP PBX server supports public and private rooms, conference recording and real-time conference administration via phone or web.

Financing & Revenue Sources

Voiceserve is headquartered in London. To support its growth and in recognition of global opportunity, Voiceserve’s revenue stream is from the following:

1)  VoIPSWITCH - Revenues generated from sales of licenses and their ongoing monthly service charges to licence purchasers. Licence purchasers range from small to medium sized internet telephony business’s globally. They offer telephony via the Internet enabling registered users to call overseas at reduced rates, and between users for free. Purchasing the VoipSwitch license creates a virtual telecom supplier facility. www.VoIPSwitch.com.

Our main stream of revenues is generated from a one time initial license fee that is billed by us at the time of the electronic delivery of the software to the customer; and subsequent billings (after the initial software license fee is billed) by the Company to the customer solely for renewal of customer support for periods (each year) subsequent to the initial year of free support.

Our invoicing to the customer upon electronic delivery of the software provides that the amount billed for the license includes one year of free customer support which is included within the amount billed for the license fee. Once the software has been delivered to the customer, the license for the software grants the customer the right to use the software in perpetuity without further charge for the license.

Our policy is to invoice the customer for support upon renewal after the initial year of Company provided free support at a rate ranging from $800 to $5,500 per year. We consider the renewal rate of $800 to $5,500 for support in the initial year of renewal and thereafter to represent vendor specific objective evidence (“VSOE”) of the portion of the license fee attributable to the free support not separately billed by the Company. The majority of Company customers are currently being billed for renewal support at the rate of $800 per annual renewal. The Company accounts for the initial license fee billed for the software by deferring from $800 to $5,500 of the initial license fee and recognizing it on a straight line basis over the one year term of free support. The remaining portion of the initial invoice for the software license is recognized in revenue upon the electronic delivery of the software.

If the customer decides after one year to obtain additional support, the $800 (or other) amount that is billed by us is deferred and recognized monthly as revenue on a straight line basis over the term of the contract.

2)  VoIP-PROXY- Being interconnected to multiple International telecom carriers, VoIP-Proxy has the capacity to offer smaller resellers & Wholesalers International, National and mobile minutes at very keen competitive tariffs. The resellers and whole-sellers interconnect to the network via the internet, thus enabling them to pre-pay and purchase the minutes to the specified destinations. www.VoIP-proxy.com. At Voip Proxy we purchase minutes from a variety of sources. We then resell these minutes. Our client list amassed over the years and new potential clients found through different market channels are potential clients. Voip Proxy is a trading floor for minutes. The margins are low. It is an added service requested by some of our already registered clients.

3)  Calltopbx- This is our retail outlet. Clients log onto the website www.calltopbx.com and can download a simple dialer with limited credit already added. The client can either pay for these services either via Paypal or credit card. This product is also advertised on the appstore and can be purchased directly from  Apple. In such an event  Apple is invoiced by us monthly.

Voiceserve is planning on forming partnerships and franchises in various countries to market the VoipSwitch software and calltopbx products. To date no such partnerships or franchises have been established. We are looking to raise funds to partly subsidize its expansion.

Patent and Trademarks

We currently do not own any patents or licenses of any kind and therefore we have no protected rights with respect to our services. However VoipSwitch logo and name has been trademarked in the United Kingdom and Ireland as of 18th June 2010. Applications have been submitted to expand the trade mark across the European continent. Even though our source codes are very unique and designed by our engineers specifically for the internet telephony markets, we have not applied for any patents. Patents are licensed by regions. Since the VoipSwitch software is sold globally, seeking a Patent would entail tremendous resources of both manpower and funding beyond the company's current scope.

Governmental Regulations

There are no governmental approvals necessary to conduct our current business. Although this permits us to provide our services without the time and expense of governmental supervision it also allows competitors to more easily enter this business market.

DESCRIPTION OF PROPERTY

Our registered offices are located at Grosvenor House 1 High Street Edgware, Middlesex HA8 7TA.  Voiceserve houses its equipment at the above address. There is a lease agreement between Voiceserve and the landlord with a rent of approximately GBP801 per month (attached hereto as Exhibit 10.6). Currently we have continued from the former lease and are in the process of completing the current one under the same terms. We believe that this space is sufficient and adequate to operate our current business.

LEGAL PROCEEDINGS

We are not presently parties to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock has traded on the OTC Bulletin Board system under the symbol “VSRV” since July 24, 2007.  There is a limited trading market for our Common Stock.  The following table sets forth the range of high and low bid quotations for each quarter within the last fiscal year.  These quotations as reported by the OTCBB reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
October 1, 2010 to December 31, 2010	$0.33	0.20
July 1, 2010 to September 30, 2010	$0.35	0.25
April 1, 2010 to June 30, 2010	$0.48	$0.33
January 1, 2010 to March 31, 2010	$0.48	$0.24

The source of these high and low prices was the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors,  many of which we have little or no control.  In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

HOLDERS

As of March 7, 2011 , we had approximately 34 record holders of our common stock, holding 36,104,429 shares.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

DIVIDEND POLICY

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

TRANSFER AGENT AND REGISTRAR

Our independent stock transfer agent is Corporate Stock Transfer, Inc. at 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULT OF OPERATIONS

The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Form S-1. The following discussion contains forward-looking statements relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Overview

The following Management’s Discussion and Analysis (MD&A) is intended to help the reader understand the results of operations and financial condition of Voiceserve Inc. MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes to the financial statements (“Notes”).

We were founded December 9, 2005 by Michael Raleigh. On February 20, 2007, pursuant to a share exchange agreement, Voiceserve Limited, a United Kingdom Corporation founded in 2002, became our wholly owned subsidiary. Voiceserve Limited is a global Internet communications company that makes it possible for anyone with an Internet connection to make low cost, high quality voice calls over the Internet. Following the merger, we adopted Voiceserve Limited’s business plan, and began conducting business as a global Internet communications company. We changed our name to Voiceserve, Inc., to better reflect our new business plan.

Voiceserve Limited was founded in March 2002 by Michael Bibelman, Alexander Ellinson and Mike Ottie. The founders each have over 15 years of experience in the telecommunications industry.

In their report dated June 29, 2010, our audits stated that our financial statements for the fiscal years ended March 31, 2010 and 2009, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net working capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit.

We generate revenue by developing, manufacturing, licensing, and supporting a wide range of  internet software products and services for many different types of devices, including a wide range of cellular telephones. Their careers began in 1991 with Econophone Inc. (“Econophone”) a marketer of international “call-back” and calling cards. The founders worked as independent resellers of calling cards creating markets in Europe and third world countries transmitting the calls via universal 0800 numbers. While working at Econophone, the founders discovered a huge potential in the market for pre-paid calling cards and were one of the first groups in the industry to market such a product in Europe. Our founders introduced, among the many famous European distributors to market such a product, the Audax Group (“Audax”), based in Holland with an annual turnover in excess of 850 million. Our founders were also instrumental in aiding Econophone LLC in its transformation from a privately held company to one listed on the New York Stock Exchange, known thereafter as Viatel. Once Viatel was listed on the New York Stock Exchange, our founders independently set up their own platforms with the intention of developing and marketing a comprehensive  internet solution.  Our marketing efforts are focused on VoIP wholesalers termination carriers, retail VoIP providers, Internet providers, including WiFi and WiMax operators, Cable TV networks, GSM providers, telecom resellers, prepaid serve companies, and small-to-medium size companies (businesses, hotels, hospitals, etc.).

On January 15, 2008, VoiceServe closed an Acquisition Agreement with VoipSwitch Inc. (“VoipSwitch”) whereby VoiceServe acquired all VoipSwitch issued and outstanding ordinary shares as well as all of VoipSwitch’s assets, including customer orders and intangible assets, for total consideration of $3,000,000, consisting of $450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VoiceServe common stock valued at $0.48 per share or $1,800,000.  Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoipSwitch.  Accordingly, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable.  If and when the contingency is resolved and payments of the $600,000 notes payable are made, such paid amounts are added to goodwill.

VoipSwitch

VoipSwitch is a complete IP telephony system offering a variety of services including device to phone technology, PC to phone/web to phone features, calling cards, SMS/ANI/PIN/DID/WEB callback, DIDs' mapping, call shops and more. Unlike competitive VoIP systems composed of many different parts, the VoipSwitch platform is fully integrated into one application, which makes it exceptionally easy to manage--all elements that are necessary for successful VoIP implementation are already built in.  All the features are integrated in one multiple server based application.  To-date, the Company has successfully installed over 16,000 VoipSwitch systems around the world.

The “VoipSwitch Brand” has gained recognition and popularity especially in countries where land-line telecommunication infrastructure are less developed.  Since the Company has increased its participation in telecom conferences and exhibitions over the last year, awareness of its comprehensive internet software offering has significantly increased.

To further the breadth of VoipSwitch’s system, the Company added VoIP dialers for cellular phones.  Over the last twelve months, the Company has introduced dialers for Blackberry and Apple’s iPhone, in addition to its existing dialers for Symbian (Nokia, Motorola, Samsung, Sony, etc.), Android and Windows® cellular phones.

The Company cultivates long-term growth of its businesses through technological innovation, engineering excellence, advanced functionality and security, and a commitment to delivering high-quality products and services. Our goal is to deliver products that provide the best platform with the lowest total cost of ownership.

We will continue to invest in research and development in existing and new lines of business, including video on demand. We will also invest in research and development of advanced technologies for future products. We believe that delivering innovative and high-value solutions through our integrated platform is the key to meeting customer needs and to our future growth.

We believe that we have laid a foundation for long-term growth by delivering innovative products, creating opportunities for wholesale and retail partners, and offering a comprehensive Internet software platform with a low cost of ownership for service providers as well as end users. Our focus in fiscal year 2011 is to build on this foundation, and expand our marketing efforts into North, Central and South America and Asia.

Key market opportunities include:

VoipSwitch Softswitch Technology. We are focused on delivering consumers softswitch products that we believe are compelling in terms of design, features, and functionality. We also are working to define the next era of internet telephony through the development of innovative software that runs on a wide range of devices and connects people quickly and easily to the information, experiences, and communities they care about.

Mobile phone internet connectivity. The ability to combine the power of internet and mobile technology via the Internet represents an opportunity across all our businesses lines. We believe our approach will enable us to deliver new experiences to end users and new value to businesses.

Expanding our presence. Through our ability to deliver additional value in Internet telephony, we believe we are well-positioned to build on our strength. In addition to wholesalers and retailers, we intend to market our internet software to small-to-medium size business, hotels, cruise lines, hospitals and schools/universities.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

We have increased our presence at key exhibitions across the world and expect to maintain a high profile at industry conferences and exhibitions as a key component of our marketing strategy. Our plans may to maintain a high profile at industry conferences and exhibitions may be negatively affected by our ability to sells shares offered in the prospectus.  In the event that we are not successful in selling at least 50 percent of the shares offered in this prospectus and our net earnings are not sufficient to support this component of our marketing strategy, we may not be able to achieve attend industry conferences and exhibitions as planned, which would have a negative effect on our ability to generate revenue.

▪
We hope to hire additional programmers on a dedicated basis in order to execute our plans to further enhance Video On Demand which is the future in technology. We anticipate paying either an annual salary or hourly fee to dedicated programmers depending upon the workload required. We expect that we will require a minimum of $150,000 for programmers in 2011 to optimally implement our plans. These plans may be affected by our ability to sells shares offered in the prospectus.  In the event that we are not successful in selling at least 50 percent of the shares offered in this prospectus and our net earnings are not sufficient to support additional hiring, we may not be able to hire additional programmers, which may delay or prevent us from further enhancing our Video on Demand offering.

▪	It is Voiceserve’s aim to amass a large subscription base thus increasing revenues and hence profitability.

RESULTS OF OPERATIONS FOR THE THIRD QUARTERS AND FIRST NINE MONTHS OF FISCAL YEARS
2011 AND 2010 ENDED DECEMBER 31 , 2010 AND DECEMBER 31 , 2009, RESPECTIVELY

The following table presents the statement of operations for the three month periods and nine month periods ended December 31 , 2010 and December 31 , 2009. The discussion following the table is based on these results.

	Three Months		Nine Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Operating revenues:
Software license fees	$1,166,175	$917,793	$3,123,386	$2,281,493
Revenues from communications air time	97,420	67,445	248,894	115,554

Total operating revenues	1,263,595	985,238	3,372,280	2,397,047

Cost of operating revenues:
Software license fees	573,494	283,149	1,445,912	708,132
Communications air time	109,616	60,499	244,049	102,847

Total cost of operating revenues	683,110	343,648	1,689,961	810,979

Gross profit	580,485	641,590	1,682,319	1,586,068

Operating expenses:
Selling, general and administrative expenses (including stock-based
compensation of $11,166, $7,847, $319,628, and $394,957, respectively)	739,065	689,575	2,463,181	2,135,952

Total operating expenses	739,065	689,575	2,463,181	2,135,952

Loss from operations	(158,580)	(47,985)	(780,862)	(549,884)

Income from revaluation of liability for
common stock purchase warrants	116,196		271,170	-
Interest income	19	-	23	1
Interest expense	(42)	-	(652)	(20)

Loss before income taxes	(42,407)	(47,985)	(510,321)	(549,903)

Income taxes (benefit)	-	-	-	-

Net loss	$(42,407)	$(47,985)	$(510,321)	$(549,903)

Net loss per share
- basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of shares
outstanding - basic and diluted	37,914,212	32,402,935	35,551,646	31,853,485

Three Months Ended December 31 , 2010 Compared to Three Months Ended December 31 , 2009

Total Revenue

Operating revenues increased $ 278,357 , or approximately 28 % from $ 985,238 in 2009 to $ 1,263,595 in 2010. The increase was due to a larger number of licenses of VoipSwitch products sold in 2010 due to increased marketing at industry shows and conferences.

Cost of Revenues

Cost of operating revenues increased $ 339,462 , or approximately 99%, from $ 343,648 in 2009 to $ 683,110 in 2010. As a percentage of operating revenues, cost of operating revenues was approximately 54% and 35 % in 2010 and 2009, respectively. The increases were due to higher expenditures for product development labor and customer support labor in 2010. Included in the cost of operating revenues is amortization of intangible assets of $ 50,000 for both 2010 and 2009.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $ 49,490 or approximately 7 % from $ 689,575 in 2009 to $ 739,065 in 2010. The increase was primarily due to higher advertising and marketing expenses incurred in 2010.

Other Income, Net

Other income, net increased $ 116,173 from $ 0 in 2009 to $ 116,173 in 2010. The increase was due mainly to the $ 116,196 income from revaluation of liability for common stock purchase warrants in 2010 ($0 in 2009).

Net Income (Loss)

Net loss decreased $ 5,578 from $ 47,985 , or $(0.00) per share, in 2009 to $ 42,407 , or $(0.00) per share in 2010. The increase was due primarily to higher stock-based compensation and higher advertising and marketing expenses in 2010, as explained in the Selling, General and Administrative Costs section above.

Nine Months Ended December 31 , 2010 compared to Nine Months Ended December 31 , 2009

Total Revenue

Revenues were $ 3,372,280 for the nine month period ended December 31 , 2010 and $ 2,397,047 for the nine month period ended December 31 , 2009. The increase in sales of $ 975,233 or approximately 41 % is primarily attributed to increased marketing at industry shows and conferences, an increase in sales personnel added in June 2010, the addition of softswitch modules during fiscal year 2011, and increased sales to existing clients. The company has been exhibiting globally at prominent and significant IT and VoIP exhibitions. Presence at shows increases awareness to the company’s broad spectrum of its software products and modules.

Cost of Revenues

Cost of revenues for the nine month period ended December 31 , 2010 was $ 1,689,961 compared to $ 810,979 for the same period in 2009. Gross margin averaged 50 % during the first nine months of fiscal year 2011 (ended December 31 , 2010) compared to 66 % during the same period of fiscal 2010. The reduction in gross margin reflects a temporary pricing strategy as the company moves into new geographic markets and also its strategy to expand its focus on large businesses in addition to small-to-medium size businesses.

Operating Expenses

Selling , General and Administrative Expenses

SG&A for the nine month period ended December 31 , 2010 was $ 2,463,181 , which includes stock based compensation of $ 319,628 , compared to $ 2,135,952 for the same period of the prior fiscal year, which included stock based compensation of $ 394,957 . Excluding the stock based compensation, SG&A in the current fiscal year period increased $ 402,558 due to the addition of sales professionals, increased marketing costs reflecting the company’s increased presence at industry conferences and increased Internet advertising, and the cost of Directors and Officers insurance, which the company added during the first quarter of fiscal 2011.

Net Income (Loss)

The Company incurred a net loss for the nine month period ended December 31 , 2010 of $ 510,321 or $(0.01) per basic share compared to a loss of $ 549,903 or $(0.02) per share for the nine month period ended December 31 , 2009.  Excluding stock based compensation, the Company incurred a net loss of $ 190,693 compared to $ 154,946 during the nine month periods ended December 31 , 2010 and 2009, respectively.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2010 COMPARED TO THE YEAR ENDED MARCH 31, 2009

The following table presents the statement of operations for the year ended March 31, 2010 as compared to the comparable period of the year ended March 31, 2009. The discussion following the table is based on these results.

	Year Ended March 31,
	2010	2009
Operating revenues:
Software license fees	$3,168,876	$1,379,135
Revenues from communications air time	141,189	552,394
Total operating revenues	3,310,065	1,931,529

Cost of operating revenues:
Software license fees	1,038,671	696,999
Communications air time	124,422	611,114
Total cost of operating revenues	1,163,093	1,302,113

Gross profit (loss)	2,146,972	629,416

Operating expenses:
Selling, general and administrative expenses, including
stock-based compensation of $405,772 and
$50,417, respectively	2,812,453	998,767

Total operating expenses	2,812,453	998,767

Income (loss) from operations	(665,481)	(369,351)

Interest income	39	178
Interest expense	-	(1,840)

Income (loss) before income taxes	(665,442)	(371,013)

Income taxes (benefit)	---	---

Net income (loss)	$(665,442)	$(371,013)

Net income (loss) per share - basic and diluted	$(0.02)	$(0.01)

Weighted average number of shares
outstanding - basic and diluted	31,990,848	29,160,680

Revenues and Cost of Revenues

Cost of operating revenues decrease to $1,163,093 in the twelve month period from $1,302,113 reflecting the Company’s greater focus on software sales as compared to service and device sales. As a result, the company’s gross margin increased from 34% for fiscal year 2009 to 65% for fiscal year 2010.

Total Revenues

Revenues were $3,168,876 for the twelve months ended March 31, 2010 and $1,379,135 for the twelve months ended March 31, 2009. The increase in sales is primarily attributed to increased marketing at industry shows and conferences, the addition of softswitch modules and increased sales to existing clients. The company has been exhibiting globally at prominent and significant IT and VoIP exhibitions. Presence at shows increases awareness to the company’s broad spectrum of its software products and modules. Furthermore, it has added three additional types of mobile dialers: Windows, Android and the Apple dialers. This allows connectivity to the VoipSwitch softphone not only from a PC, but even from a mobile phone while in WiFi, 3G or Edge environment. The Company’s client base is spread globally. The revenues were generated from 44% of sales in Asia, 27% of sales in North America,22% of sales in Europe and  7% across other  regions. It should be noted that Deferred Revenue increase to $245,666 in fiscal year 2010 from $121, 993 in fiscal year 2009.  In most cases, Deferred Revenue will be recognized over the subsequent twelve month period.

Cost of Revenues

Cost of revenues for fiscal year 2010 was $1,163,093 compared to $1,302,113 for fiscal year 2009. The decrease in cost of revenues in 2010 reflects the additional purchases from the old clientele. Gross margin averaged 65% in fiscal year 2010 compared to 33% for fiscal 2009. The increase in gross margins reflects the Company’s focus on higher margin software sales as compared to service revenue.

Operating Expense

Sales, General and Administrative Costs

Sales, general and administrative costs for fiscal 2010 was $2,812,453 and increase of $1,813,686 over the prior year level of $998,767. The increased costs represents the added costs of attending and presenting at industry conferences and trade shows, increased sales and marketing efforts, and development of Vippie mobile dialers for cellular phones. In addition, stock based compensation increased to $405,772 from $50,417 in fiscal year 2009. Also included in sales, general and administrative costs is amortization of intangible assets of $230,000 in both fiscal years 2010 and 2009.

Net Income (Loss)

The Company incurred a Loss from operations for the year ended March 31, 2010 of $(665,442) compared to $(371,013) for the year ended March 31, 2009. It should be noted that the Company’s losses over the most recent two quarters were $47,985 and $43,598, respectively.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010 we had $ 337,233 in cash and cash equivalents. On May 26, 2010 we raised $690,000 through the sale of shares of Company stock, which was accomplished through advice and support of professional investment consultants through a private placement. In connection with the private placement the Company and the investors executed a Securities Purchase Agreement and a Registration Rights Agreement. Among other things, the Registration Rights Agreement provides that the Company will prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities and use its commercially reasonable efforts to cause it to be declared effective. If the Registration Statement is not filed by July 30, 2010 or if the Registration Statement filed is not declared effective by the SEC within certain time periods (by December 27, 2010 in the event of a "full review" by the SEC) and the Company has not exercised its reasonable best efforts to secure the Registration Statement's effectiveness with the SEC, the Registration Agreement provides that the Company will pay monthly (until cured) partial liquidated damages to the investors equal to 1% of the purchase price paid by the investors, subject to a maximum of 10% of the purchase price paid by the investors. To date, the Company is not in violation of the Registration Rights Agreement and therefore is not obligated to pay or accrue for such liquidated damages.

Additional capital may be required in order to grow and sustain operations over the next twelve months. In addition, unless the Company becomes profitable and begins generating sufficient cash flow, we will need to raise additional capital to continue our operations past 12 months, and there is no assurance we will be successful in raising the needed capital. Management believes that, if the Company’s operational cash flow is not sufficient to support its operational and/or its marketing strategy, its short capital needs could range between $500,000 and $1,500,000 for which it would most probably seek to raise the capital in the equity markets. These short term funds would be used to finance any negative cash flow resulting from, among other things, (1) increases in accounts receivable, (2) cost of engineers, programmers, and support personnel in Poland (approximately $1,700,000 per year), and (3) advertising and marketing costs, including cost of attending industry conferences and exhibitions (approximately $700,000 per year). However, if such funds are not available from this public offering and other financing sources, the Company may need to curtail its marketing budget which may adversely affect revenues.

Long term capital needs of the company highly depend upon the amount of time it takes for us to achieve market penetration.  If we are successful in growing market share and developing new markets around the world, it will be necessary for us to hire additional employees to support an expanding client base.  If additional working capital is needed to support our increased operations, we will seek such capital in the form of debt and/or equity. Management believes that the Company’s long term capital needs, could potentially range between $1,500,000 and $3,000,000. These long term funds would be used to finance any negative cash flow resulting from, among other things, (1) increases in accounts receivable, (2) cost of engineers, programmers, and support personnel in Poland, (3) advertising and marketing costs, and (4) potential business acquisitions.

We hope to hire additional programmers on a dedicated basis in order to execute our plans to further enhance Video On Demand which is the future in technology. We anticipate paying either an annual salary or hourly fee to dedicated programmers depending upon the workload required. We expect that we will require a minimum of $150,000 for programmers in 2011 to optimally implement our plans. These plans may be affected by our ability to sell shares offered in the prospectus. In the event that we are not successful in selling at least 50 percent of the shares offered in this prospectus and our net earnings are not sufficient to support additional hiring, we may not be able to hire additional programmers, which may delay or prevent us from further enhancing our Video on Demand offering.

Currently, we have no material commitments for capital expenditures. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. In the short term, should the release of our new features and modules take longer than we anticipate capital will be required to finance the engineers working on these products. Over the long term, once the products are fully developed, enhanced capital will be required to expand the marketing prospects into different regions and markets.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

CRITICAL ACCOUNTING PRONOUNCEMENTS

Our significant accounting policies are summarized in Note 2 of our annual financial statements included in this prospectus.

Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would have materially affected our results of operations, financial position or liquidity for the periods presented in this report.

OFF-BALANCE SHEET ARRANGEMENTS

We have never entered into any off-balance sheet financing arrangements and have never established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our accountant is Michal T. Studer, CPA P.C., independent certified public accountants. We do not presently intend to change accountants. At no time have there been any disagreements with such accountants regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 7, 2011 are as follows:

Aron Sandler (1) (2)	40	Chief Financial Officer and Director
Alfred Stefansky (3)	46	Chief Financial Officer and Principal Accounting Officer
Michael Bibelman	41	Chief Executive Officer and Director
Alexander Ellinson	45	Chairman of the Board of Directors & President
Mike Ottie (4)	42	Chief Operational Officer and Director
Krzysztof Oglaza	35	Chief Technical Officer and Director
Michal Kozlowski	34	Chief Development Officer
Lukasz Nowak	32	Chief Integration Officer
Michael Taylor	44	Director
Andrew Millet	42	Director

(1)	Resigned as Chief Financial Officer on September 30, 2010.
(2)	Resigned as Director on November 5, 2010.
(3)	Appointed as Chief Financial Officer on September 30, 2010.
(4)	Resigned as Chief Operations Officer and Director on September 30, 2010.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

MR. ARON SANDLER, CHIEF FINANCIAL OFFICER AND DIRECTOR.   Joined Voiceserve Limited in September 2005, investing funds to complete the development of Voiceserve’s products. Mr. Sandler a well known entrepreneur from the North East of England amassed his wealth having developed a very large real estate portfolio in the United Kingdom. His experience in real estate encompasses the development of both residential and commercial properties.  Following Voiceserve Limited's successful launch of its complete range of products Mr. Sandler has taken an active role in the Company.

MR. ALFRED STEFANSKY, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER. Mr. Stefansky is a trade and finance specialist offering over 25 years of management, trading and administrative experience from the international commodity and finance industry. He has experience managing an organization's day-to-day operations, financial structure and ongoing corporate strategies.

From 1997 to 2009, Mr. Stefansky worked for a commodity investment company which focused on the physical commodity market. He was responsible for building comprehensive processes and systems around the treasury/finance

MR. MICHAEL BIBELMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Co-founder of Voiceserve Limited has been involved in telecommunications since 1994. Having completed his studies in the summer of 1994, Mr. Bibelman acquired his marketing telecommunication skills after becoming an independent reseller for Calling Card companies. Mr. Bibelman achieved contracts with major Belgium and United Kingdom calling card distributors. In 1996 he joined Ambro International bringing with his amassed calling card experience and introduced the United Kingdom and Scotland telecommunications market with the famous “Big Talk” calling card. In March 2002 Mr. Bibelman co-founded Voiceserve Limited with the goal of developing VoIP technology and offering a complete solution to end users.

Mr. Bibelman has over 15 years experience in the telecommunications industry.  His professional experience includes creating markets and marketing telephone calling card throughout Europe and third world countries.  He was central in the introduction of the popular “Big Talk!” phone card to the United Kingdom and Scotland. He was also instrumental in advancing Econophone LLC, later renamed Viatel, from a privately held company to a publicly owned one listed on the New York Stock Exchange.  Shortly after Viatel listed on the NYSE, Mr. Bibelman created an integrated services digital network (ISDN) platform as the precursor to a comprehensive VoIP solution. He co-founded Voiceserve Ltd. with Mr. Ellinson. As a co-founder with 15 years of experience, Mr. Bibelman was appointed to serve on the Company’s Board of Directors.

MR. ALEXANDER ELLINSON, CHAIRMAN OF THE BOARD OF DIRECTORS & PRESIDENT. Co- founder of Voiceserve Limited has been involved in telecommunications since 1994. Having completed his studies in the summer of 1989, Mr. Ellinson became the senior Manager at Le Galerie Versailles Antique Auctioneers in Belgium. Mr. Ellinson's corporate telecommunication experience was gained after he became an Independent Marketing agent for a European Telecom provider. He achieved major contracts with blue chip companies in both Holland and Germany. In 1996 Mr. Ellinson relocated from Europe to the United Kingdom where he became involved with the corporate infrastructure of Ambro International. In March 2002 Mr. Ellinson co-founded Voiceserve Limited with the goal of developing VoIP technology and offering a complete solution to end users.

Mr. Ellinson, who serves as chairman of Voiceserve, Inc., is a co- founder of Voiceserve Limited and has over 15 years experience the telecommunications industry. He has served as an independent marketing agent for a European Telecom provider, during which he was responsible for developing major contracts with blue chip companies in both Holland and Germany. Mr. Ellinson worked in corporate management for Ambro International. In March 2002 Mr. Ellinson co-founded Voiceserve Ltd. with the goal of developing VoIP technology and offering a complete solution to end users. As a co-founder with over 15 years of experience, Mr. Ellinson was appointed to serve on the Company’s Board of Directors.

MR. MIKE OTTIE, CHIEF OPERATIONAL OFFICER AND DIRECTOR. Co-founding director of Voiceserve Limited has been involved in the telecommunications since August 1997. Having completed an accounting degree in July 1992, Mr. Ottie proceeded to acquire knowledge in computer and electronic systems. In August 1997 Mr. Ottie was appointed senior computer and switching engineer for Econophone UK. During September 2000 he became Chief Switching and Billing Manager for Ambro International, a United Kingdom telecom company which offered reduced rates to business and residential users. In March 2002 Mr. Ottie became the co-founder of Voiceserve Limited, with the goal of developing VoIP technology and offering a complete solution to end users. In 2008, Voiceserve Limited was acquired by Voiceserve, Inc. and Mr. Ottie was appointed to serve as a director on the Voiceserve, Inc. Board of Directors, representing years of experience in the telecommunications industry.

MR. KRZYSZTOF OGLAZA, CHIEF TECHNICAL OFFICER.  Co-founding director of VoipSwitch Inc. Having completed his Engineering degree in Information Technology at the Politeck School of Opole in Poland, Mr Oglaza continued to secure a Masters in Technology in the college of Wroclaw Poland in 2000. During his studies for his masters he became a partner in Intermic S.C. a local Internet provider. Mr. Krzysztof was a partner in Intermic S.C., a local Internet provider, which was acquired by Netia Holding, Poland’s largest private telcom company in 2002.  In 2002, Mr. Oglaza became a co-founder of VoipSwitch, Inc., which was acquired by Voiceserve, Inc. in 2008. At that time, because of his technological background, Mr. Oglaza was appointed to serve as a director on the Voiceserve, Inc. Board of Directors.

MR. MICHAL KOZLOWSKI, CHIEF DEVELOPMENT OFFICER,   Co-founding director of VoipSwitch Inc. Having completed his Engineering degree in Information Technology at the Politeck School of Opole in Poland, Mr Kozlowski continued to secure a Masters in Technology in the college of Wroclaw Poland in 2000. During his studies for his masters he became a partner in Intermic S.C. a local Internet provider. In 2002 Intermik was incorporated by Netia Holding the largest Polish Private Telecom company. Thereafter VoipSwitch was founded.

MR. LUKASZ NOWAK, CHIEF INTEGRATION OFFICER,   Co-founding director of VoipSwitch Inc. Having completed to secure a Masters in Technology in the college of Wroclaw Poland in 2001, Mr. Nowak became a partner of VoipSwitch in 2002.

MR. MICHAEL TAYLOR, DIRECTOR.  Mr. Taylor was admitted to the Bar in England in 1986. Between 1996 and 1999, he served as Deputy General Counsel to the global mobile personal communications satellite operator, ICO Global Communications (”ICO”). At ICO, he provided legal and regulatory support in the US, Latin and South America, Europe, the Middle East, South Africa, India, the Far East and Australia. While at ICO, he chaired the interconnect working group of the European Telecommunications Platform in Brussels with the responsibility of producing a pan-European framework interconnect agreement. Mr. Taylor presented the framework agreement to the European Commission who accepted it for use by operators and service providers across Europe. Due to Mr. Taylor’s legal background as well as his experience at ICO, he was appointed to serve as a director on the Voiceserve, Inc. Board of Directors.

From 1999 to 2001, Mr. Taylor served as Senior Vice President and General Counsel to FirstMark Communications Europe, a pan-European operator providing broadband wireless services and backbone fibre connectivity. There, he was responsible for managing a team of attorneys across Europe and was closely involved in the company’s fixed wireless frequency auctions and competitive tender license processes. In early 2001, he joined the ONSLOW Group, offering regulatory, legal, tax, business development and strategic services principally to clients in the telecoms, media and technology sectors. In 2005, he was elected as a Council Member of the UK Internet Telephony Service Providers Association (ITSPA). In 2009 Mr. Taylor was appointed to the board of OpenPlanet Limited. The company is involved in the establishment and provision of open access networks utilizing next generation access broadband fibre technology. Mr. Taylor is also a founding director of The Oplan Foundation (the “Foundation”). The Foundation is an independent, non-political and not-for-profit organization that seeks to build greater awareness and understanding of the social and economic benefits that open networks will deliver to their communities.

MR. ANDREW MILLET, DIRECTOR.  Mr. Millet qualified as a Chartered Accountant in England and Wales in 1995 and became a fellow member of the ICAEW in 2005. In 2000, he obtained an MBA at Henley Management College.

Following an accountancy training contract with Stoy Hayward, Mr. Millet has held a number of senior commercial posts between 1998 and 2001. He was finance director for Maintel, a telecoms group, now an AIM listed company. Between 2002 and 2003 Mr. Millet was finance director for Huntress, a recruitment group, now owned by Nomura. In 2002, Mr. Millet established Wisteria, an accountancy practice. The practice specializes in technology and growth businesses. He currently sits on the board of a number of technology and media clients as a non-executive director.  These clients include Activinstinct Ltd., Cyber-Duck Ltd. and Pinkunlimited.co.uk Ltd.

In 2005, because of his extensive accounting background and experience with Stoy Hayward,  Mr. Millet was appointed Company Secretary and accountant for Voiceserve, Ltd., and in this role, he has been involved in governance, accounting and financial matters of the Company during our growth phase.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We formed an Audit Committee on September 30, 2010. Andrew Millet is the sole member of the Audit Committee. The Audit Committee assists the board of directors in overseeing (i) our accounting and financial reporting processes and principles, (ii) our disclosure controls and procedures and internal control over financial reporting designed to promote compliance with generally accepted accounting principles and applicable laws and regulations, (iii) the preparation, presentation and integrity of our financial statements, and (iv) the administration of an audit our annual financial statements by our independent auditor in accordance with generally accepted accounting standards.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance With Section 16(A) Of The Exchange Act.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. To the best of the Company’s knowledge, any reports required to be filed were timely filed as of September 16, 2010.

Code of Ethics

The company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. This Code of Ethics was filed as Exhibit 14 to the Form 10-K for the year ended March 31, 2010.

Outstanding Equity Awards at Fiscal Year End

Currently, there are no outstanding equity awards.

Option Plan

We maintain an equity incentive plan for our officers and directors. The company’s equity incentive plan was filed on Form S-8 with the SEC on May 12, 2009 and is attached hereto as Exhibit 10.8:

EXECUTIVE COMPENSATION

Compensation is determined by the officers of the Company and is awarded according to the efforts put into the Company to generate revenues and enhance the Company’s growth. The Company may award bonus compensation to its directors for achieving certain financial goals such as exceeding forecasted profit and loss amounts. The board considers efforts made by individuals to enhance the company’s profitability and general growth in the fields of development, and sales and distribution to determine whether such efforts should be compensated. Once the board has determined that such achievements have occurred and should be rewarded, the amount of such bonus compensation is approved by the members of the board not being considered for the specific bonus.

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended March 31, 2010 and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Summary Compensation Table

The following table sets forth information concerning annual and long-term compensation of our subsidiary, Voiceserve Limited, for their fiscal years ended March 31, 2010 and March 31, 2009, for their executive officers.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	(1) All Other Compensation ($)	Totals ($)
Aron Sandler,	2010	$0	0	0	0	0	0	29,870	29,870
Chief Financial	2009	$0	0	0	0	0	0	0	0
Officer

Michael	2010	$0	0	0	0	0	0	257,970	257,970
Bibelman,	2009	$0	0	0	0	0	0	107,432	107,432
Chief Executive
Officer

Alexander	2010	$0	0	0	0	0	0	266,575	266,575
Ellinson,	2009	$0	0	0	0	0	0	128,783	128,783
Chairman of
the Board &
President

Mike Ottie,	2010	$0	0	0	0	0	0	43,007	43,007
Chief	2009	$0	0	0	0	0	0	70,063	70,063
Operations
Officer

(1)	Each of these individuals and their affiliates were paid consulting fees for services rendered to Voiceserve Limited.

Our executive officers are treated as independent contractors because they serve our holding company and wholly owned subsidiaries. We therefore decided that they should not be included on any one company’s payroll. Their fiduciary duties and obligations as executive officers of the Company do not change based upon the officers’ status as independent contractors versus employees. Each of our executive officers owes the same duty of loyalty and duty of care to the Company and our shareholders.

Employment Agreements

We currently have an employment agreement with our CFO, Alfred Stefansky. The agreement has a term of five (5) years and provides for: (i) an annual base salary of $8,000 payable in biweekly installments; and (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors. A copy of the employment agreement was attached as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on October 6, 2010 and is incorporated herein by reference.

On June 4, 2010, we executed employment agreements with (i) our President and Chairman, Alexander Ellinson, and (ii) our Chief Executive Officer, Michael Bibelman. The employment agreements with Mr. Ellinson and Mr. Bibelman are attached hereto as Exhibits 10.4 and 10.5, respectively. Each agreement has a term of five (5) years and each provides for (i) an annual base salary of $240,000, (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors, and (iii) annual grants of stock options under the Company’s Equity Incentive Stock Plan to purchase 250,000 shares of common stock at $0.25 per share for the first year, which shall occur on or before July 26, 2010, and at a 25% discount off the price on each June 4 thereafter in 2011, 2012, 2013, and 2014 (which vest at such time as approved by the Board of Directors). Annual bonuses are determined by the Board of Directors and are based on the Company’s ability to generate revenues. The Board has not yet approved the initial grant of the 250,000 common stock options, which was to occur on or before July 26, 2010, for either Mr. Ellison or Mr. Bibelman.

Both employment agreements also provide for other employee benefits, such as an allowance for leasing a car for the Company or the Company providing one, healthcare insurance, vacation and other benefits provided in accordance with Company policy. In addition, each agreement contains provisions concerning early termination of the executive for death, disability, or with or without cause by the executive. In the event of death or disability, the Company is obligated to pay three months base salary plus accrued benefits. "Cause" in this agreement means: (i) conviction of a crime involving moral turpitude; (ii) willful misconduct or gross neglect of duties which, in either case, has resulted, or in all probability is likely to result, immaterial economic damage to the Company; provided that within 30 days after receiving notice of such misconduct or neglect, on which the board is relying to terminate you for cause, you are provided the opportunity defend yourself before the board; or (iii) at any time prior to the occurrence if any, of a changing control, a repeated failure by you to follow the written directives of the board or any written company policy or guidelines expressly approved by the board which is resulted, or in all probability is likely to result, immaterial economic damage to the company; provided, however, that (a) if you initially refuse to obey the written directives of the board, you are furnished a written statement by the board that it believes in good faith that the acts or non-acts in respect of which is giving you direction are in the best interests of the company, and (b) you are provided the opportunity to discuss with the board its reasons for not complying with the board's directives, and provided further that your refusal to follow any written directive of the board that would cause you to commit any illegal act or engage in any illegal course of conduct shall not be grounds for terminating your employment for cause.

In the event of a termination of the executive “with cause,” the Company is not obligated to compensate the executive. In the event of a termination of the executive “without cause,” the Company is obligated to pay each executive, in lieu of “severance payments,” his base pay and bonus, including percentage of profits, for the term in which the termination occurs for 36 months after the termination date in accordance with Company payroll practices, and maintain other benefits for that executive also for that 36 month period. Finally, the Company is obligated to pay the exercise price for the stock options to be granted as described in the preceding paragraph and the Company is required to issue 250,000 shares of common stock to the terminated executive with demand registration rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on March 7, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Shares Owned Number	Percentage (2)

Aron Sandler Chief Financial Officer and Director (3)	4,995,000	13.83%

Alexander Ellinson President & Chairman of the Board of Directors	3,378,000	9.36%

Michael Bibelman Chief Executive Officer & Director	3,298,500	9.14%

Lukasz Nowak Chief Integration Officer	2,250,000	6.23%

Mike Ottie Chief Operational Officer & Director	4,500,000	12.46%

Krzysztof Oglaza Chief Technical Officer and Director	2,250,000	6.23%

Michal Kozlowski Chief Development Officer	2,250,000	6.23%

Rachel Weisbart (4)	1,098,300	3.04%

Michael Taylor , Director	300,000	0.83%

Andrew Millet , Director	450,000	1.25%

Alfred Stefansky , Chief Financial Officer	300,000	0.83%

Daphne Arnstein (5)	10,000	.0277%

All Directors and Officers as a Group (10 persons)	23,971,500	66 .39%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each.

(2)	Based on 36,104,429 shares of common stock outstanding as of March 7, 2011 .

(3)	Resigned as Chief Financial Officer on September 30, 2010.

(4)	Wife of Michael Bibelman .

(5)	Wife of Alexander Ellinson .

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On August 29, 2007, VoiceServe reached a settlement agreement with a consultant who rendered services relating to the reverse acquisition.  Pursuant to the settlement, 50,000 (of the 300,000 shares issued to this consultant in February 2007) shares of common stock were returned to VoiceServe and cancelled.

For the six months ended September 30, 2010 and 2009, consulting fees paid to officers, directors, and their affiliates totaled $322,519 and $339,484, respectively. These fees are included in selling, general, and administrative expenses in the accompanying statements of operations for the six months ended September 30, 2010.

For the years ended March 31, 2010 and 2009, consulting fees paid to officers, directors, and their affiliates totaled $597,422 and $306,278 respectively.  These fees are included in selling, general, and administrative expenses in the accompanying statements of operations for the year ended March 31, 2010.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

This prospectus relates to the resale of up to 3,307,875 shares, including (i) 2,699,226 shares of common stock issued In the private placement closed on January 19, 2011, and (ii) 608,649 shares of common stock issuable upon exercise of the Warrants, each held by certain selling security holders.

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

VOICESERVE, INC.
FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED
SEPTEMBER 30, 2010

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,	March 31,
	2010	2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$337,233	$218,438
Accounts receivable, net of allowance
for doubtful accounts of $56,011 and $0, respectively	140,780	32,839
Prepaid expenses and other current assets	93,350	16,901

Total current assets	571,363	268,178

Property and equipment, net of accumulated depreciation
of $67,739 and $60,227 respectively	48,735	11,662
Intangible assets, net of accumulated amortization of
$680,417 and $507,917, respectively	2,182,624	2,223,874

Total assets	$2,802,722	$2,503,714

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$286,968	$256,458
Accrued expenses payable	58,800	57,705
Deferred software license fees	270,991	245,666
Loans payable to related parties	35,188	34,212
Due sellers of VoipSwitch Inc.	-	150,000

Total current liabilities	651,947	744,041
Liability for common stock purchase warrants	186,438	-

Total liabilities	838,385	744,041

Stockholders' equity:
Preferred stock, $.001 par value; authorized
10,000,000 shares, none issued and outstanding	-	-
Common stock, $.001 par value; authorized
100,000,000 shares, issued and outstanding
38,354,429 and 32,402,935 shares, respectively	38,354	32,403
Additional paid-in capital	5,471,357	4,733,537
Deficit	(3,504,476)	(2,994,155)
Accumulated other comprehensive income (loss)	(40,898)	(12,112)

Total stockholders' equity	1,964,337	1,759,673

Total liabilities and stockholders' equity	$2,802,722	$2,503,714

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months		Nine Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Operating revenues:
Software license fees	$1,166,175	$917,793	$3,123,386	$2,281,493
Revenues from communications air time	97,420	67,445	248,894	115,554

Total operating revenues	1,263,595	985,238	3,372,280	2,397,047

Cost of operating revenues:
Software license fees	573,494	283,149	1,445,912	708,132
Communications air time	109,616	60,499	244,049	102,847

Total cost of operating revenues	683,110	343,648	1,689,961	810,979

Gross profit	580,485	641,590	1,682,319	1,586,068

Operating expenses:
Selling, general and administrative expenses (including stock-based compensation of $11,166, $7,847, $319,628, and $394,957, respectively)
	739,065	689,575	2,463,181	2,135,952

Total operating expenses	739,065	689,575	2,463,181	2,135,952

Loss from operations	(158,580)	(47,985)	(780,862)	(549,884)

Income from revaluation of liability for
common stock purchase warrants	116,196		271,170	-
Interest income	19	-	23	1
Interest expense	(42)	-	(652)	(20)

Loss before income taxes	(42,407)	(47,985)	(510,321)	(549,903)

Income taxes (benefit)	-	-	-	-

Net loss	$(42,407)	$(47,985)	$(510,321)	$(549,903)

Net loss per share
- basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of shares
outstanding - basic and diluted	37,914,212	32,402,935	35,551,646	31,853,485

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders' Equity
Nine Months Ended December 31, 2010
(Unaudited)

					Accumulated
	Common Stock,		Additional		Other	Total
	$.001 par value		Paid-In		Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income (Loss)	Equity

Balances,
March 31, 2010	32,402,935	$32,403	$4,733,537	$(2,994,155)	$(12,112)	$1,759,673

Private placement of shares and warrants,
less $89,499 costs and
less $457,608 attributable to warrants
classified as liabilities	2,760,000	2,760	140,133	-	-	142,893

Shares issued for services	941,494	941	157,109	-	-	158,050

Shares issued in satisfaction of debt
and contingent debt due sellers of
VoipSwitch Inc.	2,250,000	2,250	279,000	-	-	281,250

Stock options expense	-	-	161,578	-	-	161,578

Foreign currency
translation adjustment	-	-	-	-	(28,786)	(28,786)

Net loss	-	-	-	(510,321)	-	(510,321)

Balances,
December 31, 2010	38,354,429	$38,354	$5,471,357	$(3,504,476)	$(40,898)	$1,964,337

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(510,321)	$(549,903)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Stock-based compensation	319,628	394,957
Depreciation	7,512	9,171
Amortization	172,500	172,500
Provision for doubtful accounts	55,217	-
Income from revaluation of liability for common stock purchase warrants	(271,170)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(163,158)	(47,175)
Prepaid expenses and other current assets	(76,449)	(60,870)
Accounts payable	30,510	129,097
Accrued expenses payable	1,095	(2,862)
Deferred software license fees	25,325	125,790

Net cash provided by (used in) operating activities	(409,311)	170,705

Cash flows from investing activities:
Acquisition of VoipSwitch Inc.	-	(88,000)
Purchases of property and equipment	(44,585)	(8,110)

Net cash used in investing activities	(44,585)	(96,110)

Cash flows from financing activities:
Proceeds from sales of common stock, net of offering costs of $89,499	600,501	-
Increase (decrease) in loans payable to related parties	976	(24,062)

Net cash provided by (used in) financing activities	601,477	(24,062)

Effect of exchange rate changes on cash and cash equivalents	(28,786)	(46,293)

Increase in cash and cash equivalents	118,795	4,240

Cash and cash equivalents, beginning of period	218,438	175,072

Cash and cash equivalents, end of period	$337,233	$179,312

Supplemental disclosures of cash flow information:

Interest paid	$652	$-

Income taxes paid	$-	$-

Non - cash investing and financing activities:
Shares issued in satisfaction of debt and contingent debt
due 3 sellers of VoipSwitch Inc. (See Note 3):
Debts satisfied in exchange for issuance of restricted common stock:
Contingent consideration remaining due to 3 sellers before agreement to
accept restricted common stock	$313,000	$-
Contingent consideration paid added to goodwill by virtue of issuance
of restricted common stock	$131,250	$-
Notes payable to 3 sellers of VoipSwitch outstanding as debt in financial
statements prior to agreement to accept issuance of restricted common stock	150,000	-

Total	$281,250	$-
Fair value of 2,250,000 shares of restricted common stock issued in exchange
for debts satisfied	$281,250	$-

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VoiceServe, Inc. (“VoiceServe”) was incorporated in the State of Delaware on December 9, 2005 under the name 4306, Inc.  On February 20, 2007, VoiceServe acquired 100% of the issued and outstanding stock of VoiceServe Limited (“Limited”), a corporation incorporated in the United Kingdom on March 21, 2002, in exchange for 20,000,000 shares of VoiceServe common stock (representing 100% of the issued and outstanding shares of VoiceServe after the exchange).  From October 1, 2006 to February 20, 2007, Limited owned 100% of the issued and outstanding shares of VoiceServe.  Accordingly, this acquisition was treated as a combination of entities under common control and was accounted for in a manner similar to pooling of interests accounting.  The consolidated financial statements include the operations of VoiceServe from October 1, 2006 and the operations of Limited from its inception on March 21, 2002.

On January 15, 2008, VoiceServe acquired 100% of the issued and outstanding stock of VoipSwitch Inc. (“VoipSwitch”), a corporation incorporated in the Republic of Seychelles on May 9, 2005 (see Note 3).  VoipSwitch licensed software systems (online telephony management applications) to customers online.  Generally, the license of a system includes remote installation and initial configuration of the main system, training relating to the use of the system and modules, and 1 year technical support.

VoiceServe has had no operations; VoicerServe is a holding company for its wholly owned subsidiaries, including Limited (since February 20, 2007) and VoipSwitch (since January 15, 2008). In 2010, Voiceserve formed two additional subsidiaries: VoipSwitch Inc., a Delaware corporation, and VoipSwitch AG, a Swiss corporation. VoipSwitch Inc. was formed to provide a future North American presence and has had no significant operations to date. VoipSwitch AG was formed to coordinate sales and billing activities from Switzerland and commenced operations in the three months ended December 31, 2010.

Limited is engaged in the telephone communications business. Limited offers customers through its software voice calls over the internet. The software allows computer users to access the Company’s exchange via the internet and through the exchange and connect with numerous sources of telephone communications at discounted rates.  Since January 15, 2008, Limited has also licensed VoipSwitch software systems.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

The consolidated financial statements include the accounts of VoiceServe and its wholly owned subsidiaries (collectively, the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

NOTE 2 – INTERIM FINANCIAL STATEMENTS

The unaudited financial statements as of December 31, 2010 and for the three and nine months ended December 31, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q.  In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of December 31, 2010 and the results of operations and cash flows for the three and nine months ended December 31, 2010 and 2009.  The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited.  The results for the three and nine month period ended December 31, 2010 are not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending March 31, 2011. The balance sheet at March 31, 2010 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations.  These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended March 31, 2010 as included in our report on Form 10-K/A filed November 10, 2010.

NOTE 3 – ACQUISITION OF VOIPSWITCH INC.

On January 15, 2008, VoiceServe closed an Acquisition Agreement with VoipSwitch Inc. (“VoipSwitch”) whereby VoiceServe acquired all VoipSwitch issued and outstanding ordinary shares as well as all of VoipSwitch’s assets, including customer orders and intangible assets, for total consideration of $3,000,000 ($450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VoiceServe common stock valued at $0.48 per share or $1,800,000).

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoipSwitch.  Accordingly, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable.  As the contingency was resolved and payments against the $600,000 notes payable were made, such paid amounts were added to goodwill.

The estimated fair values of the identifiable net assets of VoipSwitch at January 15, 2008 (date of acquisition) consisted of:

Cash and cash equivalents	$6,682
Developed software (for licensing to customers)	2,000,000
In-place contracts and customer list	100,000
Trade name	100,000
Accounts payable and accrued expenses	(2,999)
Deferred software license fees	(48,474)

Identifiable net assets	$2,155,209

Goodwill of $244,791 (excess of the $2,400,000 consideration, excluding the $600,000 contingent consideration, over the $2,155,209 identifiable net assets) was recorded at the acquisition date January 15, 2008.  In February and March 2008, $100,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill.  In the year ended March 31, 2009, an additional $99,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill. In the three months ended June 30, 2009, an additional $88,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill.

On December 7, 2010, pursuant to a verbal agreement on October 19, 2010, Voiceserve issued a total of 2,250,000 SEC Rule 144 restricted shares of its common stock to the three sellers of VoipSwitch in full and final satisfaction of debt totaling $463,000, consisting of the $150,000 demand note payable (see note 7) and the remaining $313,000 “contingent consideration” potential amount due the three sellers.  The $131,250 excess of the $281,250 estimated fair value of the shares, which was calculated based on the October 19, 2010 nearest day closing trading price of $0.25 per share and a 50% restricted stock discount (2,250,000 shares x $0.125 [50% discount applied to 0.25 per share price] per share = $281,250), over the $150,000 demand note payable was added to goodwill.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets, net consisted of:

	December 31,	March 31,
	2010	2010
Acquisition of VoipSwitch:
Developed software (for licensing to customers)	$2,000,000	$2,000,000
In-place contracts and customer list	100,000	100,000
Trade name	100,000	100,000
Goodwill	663,041	531,791

Total	2,863,041	2,731,791

Accumulated amortization	(680,417)	(507,917)

Intangible assets, net	$2,182,624	$2,223,874

The developed software, in-place contracts and customer list, and trade name are amortized using the straight-line method over their estimated economic lives (ten years for the developed software and trade name; five years for the in-place contracts and customer list).  Goodwill is not amortized.

For the nine months ended December 31, 2010 and 2009, amortization of intangible assets expense was $172,500.  $150,000 was included in cost of software license fees and $22,500 was included in selling, general and administrative expenses.

Expected future amortization expense for acquired intangible assets as of December 31, 2010 follows:

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

Year ending March 31,	Amount
2011	$57,500
2012	230,000
2013	225,833
2014	210,000
2015	210,000
Thereafter	586,250

Total	$1,519,583

NOTE 5 – DEFERRED SOFTWARE LICENSE FEES

The licenses of the VoipSwitch systems generally include certain postcontract customer support (“PCS”).  In accordance with Accounting Standards Codification (“ASC”) Topic 985-605-25, “Software Revenue Recognition”, the Company allocates a portion of the license fees to PCS based on the vendor-specific objective evidence of fair value (generally $800 for 1 year technical support) of the PCS and recognizes the PCS revenues ratably over the period of the agreed PCS.

Deferred software license fees (attributable to PCS) for the nine months ended December 31, 2010 and 2009 were accounted for as follows:

	Nine Months Ended
	December 31,
	2010	2009
Balance, beginning of period	$245,666	$121,993
Additions	311,500	311,873
Recognized as revenue	(286,175)	(186,083)

Balance, end of period	$270,991	$247,783

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

NOTE 6 – LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consisted of:

	December 31, 2010	March 31, 2010
Due chairman of the board of directors	$19,969	$19,415
Due former chief operational officer	15,142	14,722
Due former chief financial officer	77	75

Total	$35,188	$34,212

The loans payable to related parties are all non-interest bearing, unsecured, and due on demand.

NOTE 7 – DUE SELLERS OF VOIPSWITCH INC.

The $150,000 notes payable due to the sellers of VoipSwitch Inc, which was non-interest bearing and due on demand, was satisfied on December 7, 2010 (see Note 3)

NOTE 8 – LIABILITY FOR COMMON STOCK PURCHASE WARRANTS

As part of the private placement which closed on May 26, 2010 (see Note 9), the Company issued a total of 1,380,000 warrants to certain accredited investors.  Each warrant entitles the holder to purchase one share of common stock at a price of $0.50 per share (the “Exercise Price”) to May 26, 2015.

The Exercise Price of the warrants is to be adjusted in the event of any stock splits or stock dividends or in the event that the Company issues or sells any shares of common stock, options, warrants or any convertible instruments (other than exempted issuances) at an effective price per share which is less than the Exercise Price. Accordingly, in accordance with EITF Issue No. 07-05, "Determining whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock", the Company reflected the $457,608 fair value of the warrants at May 26, 2010 (calculated using the Black-Scholes option pricing model and the following assumptions: stock price of $0.45 per share, exercise price of $0.50 per share, risk-free interest rate of 2.06%, term of five years, and expected volatility of 100%) as a liability and will remeasure the fair value of the warrants each quarter, adjust the liability balance, and reflect changes in operations as "income( expense) from revaluation of liability for common stock purchase warrants”.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

Below is a reconciliation of the change in the fair values of the warrants from May 26, 2010 to December 31, 2010.

	Common
	Shares	Fair
	Equivalent	Value
Issuance to accredited investors in
conjuction with common stock in private
placement on May 26, 2010 (see Note 9)	1,380,000	$457,608
Revaluation credited to operations	-	(121,854)
Balance, June 30, 2010	1,380,000	335,754
Revaluation credited to operations	-	(33,120)
Balance, September 30, 2010	1,380,000	302,634
Revaluation credited to operations	-	(116,196)
Balance, December 31, 2010	1,380,000	$186,438

NOTE 9 – STOCKHOLDERS’ EQUITY

Common stock issuances

On May 21, 2009, VoiceServe issued a total of 3,000,000 shares of its common stock to the three sellers of VoipSwitch for services rendered.  The $375,000 estimated fair value of the shares, which was calculated based on the nearest day closing trading price of $0.25 per share and a 50% restricted stock discount, is included in selling, general and administrative expenses in the three months ended June 30, 2009.

Effective April 2010, VoiceServe issued 41,494 shares of its common stock to a consultant for services rendered.  The $10,000 estimated fair value of the shares is included in selling, general and administrative expenses in the three months ended June 30, 2010.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

On May 26, 2010, VoiceServe closed on the sale to certain accredited investors of a total of 2,760,000 shares of common stock at a price of $0.25 per share and 1,380,000 warrants to purchase 1,380,000 shares of common stock, for $690,000 gross proceeds ($600,501 net proceeds after deducting costs of the private placement). Each warrant (see Note 8) entitles the holder to purchase one share of common stock at a price of $0.50 per share (the "Exercise Price") to May 26, 2015.

Effective September 30, 2010, VoiceServe issued a total of 900,000 shares of its common stock to its new chief financial officer (300,000 shares) and to two new members of the Board of Directors (300,000 shares each) pursuant to the employment agreement and director agreements discussed in Note 12.  The $148,050 estimated fair value of the shares, which was calculated based on the closing trading price of $0.329 per share and a 50% restricted stock discount, is included in selling, general and administrative expenses in the three months ended September 30, 2010.

On December 7, 2010, pursuant to a verbal agreement on October 19, 2010, VoiceServe issued a total of 2,250,000 SEC Rule 144 restricted shares of its common stock to the three sellers of VoipSwitch (see Note 3) in full and final satisfaction of debt totaling $463,000, consisting of the $150,000 demand note payable (see Note 7) and the remaining $313,000 “contingent consideration” potential amount due the three sellers.  The $131,250 excess of the $281,250 estimated fair value of the shares, which was calculated based on the October 19, 2010 nearest day closing trading price of $0.25 per share and a 50% restricted stock discount (2,250,000 shares x $0.125 [50% discount applied to 0.25 per share price] per share = $281,250), over the $150,000 demand note payable was added to goodwill.

Stock options

Effective May 12, 2009, VoiceServe granted non-qualified stock options to 4 service providers exercisable into a total of up to 703,000 shares of common stock at an exercise price of $0.13 per share to December 23, 2013. The options vest 2/3 on December 23, 2010 and 1/3 on December 23, 2011. The $81,618 estimated fair value of the options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.15 share price, (ii) 5 year term, (iii) 100% expected volatility, and (iv) 3% risk free interest rate) is being expensed ratably over the requisite service period from May 12, 2009 to December 23, 2011.

On January 4, 2010, VoiceServe granted non-qualified stock options to 2 service providers exercisable into a total of up to 200,000 shares of common stock at an exercise price of $0.13 per share to January 4, 2015.  The options vest 2/3 on January 4, 2012 and 1/3 on January 4, 2013.

The $39,520 estimated fair value of the options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.24 share price, (ii) 5 year term, (iii) 100% expected volatility, and (iv) 2.65% risk free interest rate) is being expensed ratably over the three year requisite service period.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

Effective July 26, 2010, VoiceServe committed to grant non-qualified stock options exercisable into up to a total of 500,000 shares of common stock at an exercise price of $0.25 per share to its president and chairman (250,000 options) and chief executive officer (250,000 options) pursuant to the employment agreements discussed in Note 12.  The $128,200 estimated fair value of the options (calculated using the Black-Scholes option pricing model and the following assumptions:  (i) $0.33 share price, (ii) term of 1773 days, (iii) 100% expected volatility, and (iv) 1.7037% risk free interest rate) was expensed and is included in selling, general and administrative expenses in the three months ended September 30, 2010.

Stock options expense for the nine months ended December 31, 2010 and 2009 was $161,578 and $19,557, respectively. As of December 31, 2010, there was $56,988 of total unrecognized compensation cost relating to unexpired stock options. That cost is expected to be recognized in the years ending March 31 2011, 2012, and 2013 in the amounts of $10,924, $36,030, and $10,034, respectively.

NOTE 10 – INCOME TAXES

No provisions for income taxes were recorded in the nine months ended December 31, 2010 and 2009 since the Company didn’t have any income subject to income tax (after taking into account available net operating loss carryforwards in the respective tax jurisdictions) in those periods.

Based on management‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carryforwards as of December 31, 2010 will be realized.  Accordingly, the Company has maintained a 100% allowance against the deferred tax asset in the financial statements at December 31, 2010. The Company will continue to review this valuation allowance and make adjustments as appropriate.

NOTE 11 – RELATED PARTY TRANSACTIONS

For the nine months ended December 31, 2010 and 2009, consulting fees paid to officers, directors, and their affiliates totaled $533,100 and $484,424, respectively.  These fees are included in selling, general, and administrative expenses in the accompanying statements of operations.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Registration Rights Agreement

In connection with the private placement which closed May 26, 2010 (see Note 9), the Company and the investors executed a Securities Purchase Agreement and a Registration Rights Agreement. Among other things, the Registration Rights Agreement provides that the Company will prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities and use its commercially reasonable efforts to cause it to be declared effective. If the Registration Statement is not filed by July 30, 2010 or if the Registration Statement filed is not declared effective by the SEC within certain time periods (by December 27, 2010 in the event of a "full review" by the SEC) and the Company has not exercised its reasonable best efforts to secure the Registration Statement's effectiveness with the SEC, the Registration Agreement provides that the Company will pay monthly (until cured) partial liquidated damages to the investors equal to 1% of the purchase price paid by the investors, subject to a maximum of 10% of the purchase price paid by the investors.

Employment and Director Agreements

On June 4, 2010, VoiceServe, Inc. executed employment agreements with (i) its President and Chairman, Alexander Ellinson, and (ii) its Chief Executive Officer, Michael Bibelman. Each agreement has a term of five (5) years and each provides for (i) an annual base salary of $240,000, (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors, and (iii) annual grants of stock options under the Company's Equity Incentive Stock Plan to purchase 250,000 shares of common stock at $0.25 per share for the first year, which shall occur on or before July 26, 2010, and at a 25% discount off the price on each June 4 thereafter in 2011, 2012, 2013, and 2014 (which vest at such time as approved by the Board of Directors). The Board has not yet approved the initial grant of the 250,000 common stock share options, which was to occur on or before July 26, 2010, for either Mr. Ellison or Mr. Bibelman.

Both employment agreements also provide for other employee benefits, such as an allowance for leasing a car for the Company or the Company providing one, healthcare insurance, vacation and other benefits provided in accordance with Company policy. In addition, each agreement contains provisions concerning early termination of the executive for death, disability, or with or without cause by the executive. In the event of death or disability, the Company is obligated to

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010
(Unaudited)

pay three months base salary plus accrued benefits. In the event of a termination of the executive "without cause," the Company is obligated to pay each executive, in lieu of "severance payments," his base pay and bonus, including percentage of profits, for the term in which the termination occurs for 36 months after the termination date in accordance with Company payroll practices, and maintain other benefits for that executive also for that 36 month period. Finally, the Company is obligated to pay the exercise price for the stock options to be granted as described in the preceding paragraph and the Company is required to issue 250,000 shares of common stock to the terminated executive with demand registration rights.

On September 30, 2010, VoiceServe, Inc. executed an employment agreement with Alfred Stefansky, its concurrently appointed Chief Financial Officer. The agreement has a term of five (5) years and provides for (i) a monthly base salary of $8,000, (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors, and (iii) a one-time issuance of 300,000 restricted shares of Company common stock. Additionally, the agreement provides that the Company shall provide standard health insurance coverage for the executive and each individual family member and the Executive shall be eligible to participate in any employee benefit plans of the Company. Either party may terminate the agreement without cause upon 60 days prior written notice. In the event of death or disability, the Company is obligated to pay three months base salary plus accrued benefits.

Also on September 30, 2010, VoiceServe, Inc. executed director agreements with Michael Taylor and Andrew Millet, concurrently appointed members of the Board of Directors. Both agreements have terms of one year, subject to a one year renewal term upon reelection by a majority of the Company stockholders. Both agreements provide for (i) a monthly retainer of $1,000 and (ii) a one-time issuance of 300,000 restricted shares of Company common stock. Additionally, the agreements provide that the Company shall provide reimbursements for all reasonable out-of- pocket expenses incurred.

Rental agreements

Limited rents office space at monthly rentals of £710 (or $1,108 translated at the December 31, 2010 exchange rate).  For the nine months ended December 31, 2010 and 2009, rent expense was $9,833 and $6,480, respectively.

VoipSwitch AG rents office space at monthly rentals of chf 2000 (or $2,141 translated at the December 31, 2010 exchange rate).  For the nine months ended December 31, 2010 and 2009, rent expense was $8,217 and $0, respectively.

VOICESERVE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Voiceserve, Inc.

I have audited the accompanying consolidated balance sheets of Voiceserve, Inc. and subsidiaries (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voiceserve, Inc. and subsidiaries as of March 31, 2010 and 2009 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
June 29, 2010 (except as to the fifth, sixth, seventh and eighth paragraphs of Note 13, which are as of September 17, 2010)

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$218,438	$175,072
Accounts receivable, net of allowance
for doubtful accounts of $0 and $0, respectively	32,839	31,243
Prepaid expenses	16,901	19,837

Total current assets	268,178	226,152

Property and equipment, net of accumulated depreciation
of $60,227 and $53,986, respectively	11,662	13,084
Intangible assets, net of accumulated amortization of
$507,917 and $277,917, respectively	2,223,874	2,365,874

Total assets	$2,503,714	$2,605,110

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable	$256,458	$176,045
Accrued expenses payable	57,705	48,347
Deferred software license fees	245,666	121,993
Loans payable to related parties	34,212	60,514
Due sellers of VoiPSwitch Inc.	150,000	150,000

Total current liabilities	744,041	556,899

Stockholders' equity (deficiency):
Preferred stock, $.001 par value; authorized
10,000,000 shares, none issued and outstanding	-	-
Common stock, $.001 par value; authorized
100,000,000 shares, issued and outstanding
32,402,935 and 29,402,935 shares, respectively	32,403	29,403
Additional paid-in capital	4,733,537	4,330,765
Deficit	(2,994,155)	(2,328,713)
Accumulated other comprehensive income (loss)	(12,112)	16,756

Total stockholders' equity (deficiency)	1,759,673	2,048,211

Total liabilities and stockholders' equity (deficiency)	$2,503,714	$2,605,110

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Year Ended March 31,
	2010	2009
Operating revenues:
Software license fees	$3,168,876	$1,379,135
Revenues from communications airtime and devices	141,189	552,394

Total operating revenues	3,310,065	1,931,529

Cost of operating revenues:
Software license fees	1,038,671	690,999
Cost of communications airtime and devices	124,422	611,114

Total cost of operating revenues	1,163,093	1,302,113

Gross profit (loss)	2,146,972	629,416

Operating expenses:
Selling, general and administrative expenses, including
stock-based compensation of $405,772 and
$50,417, respectively	2,812,453	998,767

Total operating expenses	2,812,453	998,767

Income (loss) from operations	(665,481)	(369,351)

Interest income	39	178
Interest expense	-	(1,840)

Income (loss) before income taxes	(665,442)	(371,013)

Income taxes (benefit)	-	-

Net income (loss)	$(665,442)	$(371,013)

Net income (loss) per share - basic and diluted	$(0.02)	$(0.01)

Weighted average number of shares
outstanding - basic and diluted	31,990,848	29,160,680

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity

					Accumulated	Total
	Common Stock		Additional		Other	Stockholders'
	$.001 par value		Paid-In		Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income (Loss)	(Deficiency)

Balances, March 31, 2008	28,877,935	$28,878	$4,231,445	$(1,957,700)	$251	$2,302,874

Sale of shares in private placements	525,000	$525	$99,320	-	-	$99,845

Foreign currency translation adjustment	-	-	-	-	$16,505	$16,505

Net income (loss)	-	-	-	$(371,013)	-	$(371,013)

Balances, March 31, 2009	29,402,935	$29,403	$4,330,765	$(2,328,713)	$16,756	$2,048,211

Shares issued fo rservices	3,000,000	$3,000	$372,000	-	-	$375,000

Stock options expense	-	-	$30,772	-	-	$30,772

Foreign currency translation adjustment	-	-	-	-	$(28,868)	$(28,868)

Net income (loss)	-	-	-	$(665,442)	-	$(665,442)

Balances, March 31, 2010	32,402,935	$32,403	$4,733,537	$(2,994,155)	$(12,112)	$1,759,673

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Year Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(665,442)	$(371,013)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	6,241	5,276
Amortization	230,000	230,000
Stock-based compensation	405,772	50,417
Changes in operating assets and liabilities:
Accounts receivable, net	(1,596)	(31,608)
Prepaid expenses and other current assets	2,936	(95,586)
Accounts payable	80,413	15,994
Accrued expenses payable	9,358	(29,468)
Deferred software license fees	123,673	57,659

Net cash provided by (used in) operating activities	191,355	86,059)

Cash flows from investing activities:
Retirements (purchases) of property and equipment	(4,819)	(5,871)
Acquisition of VoIPSwitch Inc.	(88,000)	(99,000)

Net cash provided by (used in) investing activities	(92,819)	(93,129)

Cash flows from financing activities:
Proceeds from sales of common stock	-	99,845
Increase (decrease) in loans payable to related parties	(26,302)	15,746

Net cash provided by (used in) financing activities	(26,302)	115,591

Effect of exchange rate changes on cash and cash equivalents	(28,868)	16,505

Increase (decrease) in cash and cash equivalents	43,366	(125,026)

Cash and cash equivalents, beginning of period	175,072	50,046

Cash and cash equivalents, end of period	$218,438	$175,072

Supplemental disclosures of cash flow information:

Interest paid	$-	$1,840

Income taxes paid	$-	$-

See notes to consolidated financial statements.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VoiceServe, Inc. (“VoiceServe”) was incorporated in the State of Delaware on December 9, 2005 under the name 4306, Inc.  On February 20, 2007, VoiceServe acquired 100% of the issued and outstanding stock of VoiceServe Limited (“Limited”), a corporation incorporated in the United Kingdom on March 21, 2002, in exchange for 20,000,000 shares of VoiceServe common stock (representing 100% of the issued and outstanding shares of VoiceServe after the exchange).  From October 1, 2006 to February 20, 2007, Limited owned 100% of the issued and outstanding shares of VoiceServe.  Accordingly, this acquisition was treated as a combination of entities under common control and was accounted for in a manner similar to pooling of interests accounting.

On January 15, 2008, VoiceServe acquired 100% of the issued and outstanding stock of VoipSwitch Inc. (“VoipSwitch”), a corporation incorporated in the Republic of Seychelles on May 9, 2005 (see Note 3).  VoipSwitch licenses software systems (online telephony management applications) to customers online.  Generally, the license of a system includes remote installation and initial configuration of the main system, training relating to the use of the system and modules, and 1 year technical support.

VoiceServe has had no operations; VoiceServe is a holding company for its wholly owned subsidiaries Limited (since February 20, 2007) and VoipSwitch (since January 15, 2008).

Limited is engaged in the telephone communications business, offering advanced internet services under the brand name Call-to-PBX to customers through the VoipSwitch software platform. Call-to-PBX services enable customers to access the Company's exchange via the Internet and through exchange connections with numerous sources of telephone communications at discounted rates through telephone handsets, computers and cell phones. Its advanced internet telephony services are designed for both residential and business use. Services include a personalized, highly sophisticated private branch exchange ("PBX") system that provides constant availability regardless of global location. All telephony services are delivered over Internet connections, eliminating the need for costly, on-premise phone systems. The software platform offers virtual office extensions, automated attendants, conference bridges, and extension to extension dialing, in addition to a rich variety of other features normally offered on physical PBX equipped systems

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of VoiceServe and its wholly owned subsidiaries Limited and VoipSwitch (collectively, the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

(b)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, as of March 31, 2010, the Company had negative working capital of $475,863.  Further, since inception, the Company has incurred losses of $2,994,155.  These factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company plans to improve its financial condition by raising capital through sales of shares of its common stock.  Also, the Company plans to pursue new customers and certain acquisition prospects to attain profitable operations.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(c)  Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(d)  Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, net, accounts payable, accrued expenses payable, loans payable to related parties, and due sellers of VoipSwitch Inc.  The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments.

(e)  Foreign Currency Translation

The functional currency of VoiceServe is the United States dollar.  The functional currency of Limited is the United Kingdom pound sterling (“£”).  The functional currency of VoipSwitch is the United States dollar.  The reporting currency of the Company is the United States dollar.  Limited’s assets and liabilities are translated into United States dollars at the period-end exchange rates ($1.517634 and $1.429640 at March 31, 2010 and March 31, 2009, respectively).  Limited’s revenue and expenses are translated at weighted average exchange rates ($1.592847 and $1.729932 for the years ended March 31, 2010 and March 31, 2009, respectively).  Translation adjustments are included in accumulated other comprehensive income (loss) in the stockholders’ equity section of the balance sheets.

(f)  Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

(g)  Property and Equipment, Net

Property and equipment, net, is stated at cost less accumulated depreciation.  Depreciation is calculated using an accelerated declining balance method over the estimated useful lives of the respective assets.

(h)  Intangible Assets

Intangible assets, net, are stated at their estimated fair values at date of acquisition less accumulated amortization.  Amortization is calculated using the straight-line method over the estimated economic lives of the respective assets.

(i)  Goodwill and Intangible Assets with Indefinite Lives

The Company does not amortize goodwill and intangible assets with indefinite useful lives, but instead tests for impairment at least annually.  When conducting the annual impairment test for goodwill, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying value.  If the estimated fair value of the reporting unit is determined to be less than its carrying value, goodwill is reduced and an impairment loss is recorded.

(j)  Long-lived Assets

The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset is compared to the asset’s carrying amount to determine if a write-down is required.  If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value.

(k)  Revenue Recognition

Revenues from licenses of software are recognized upon delivery of the software when persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collectability is probable.  The portion of the fee allocated to post-contract customer support and services is recognized ratably over the period of the agreed support and services.

Revenues from communications air time are recorded when the customer uses the air time.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Sales of communications devices are recorded when title passes to the customer which is generally at time of shipment to the customer. Substantially all sales are prepaid by the customer by credit card.

(l)  Advertising

Advertising costs are expensed as incurred and amounted to $436,901 and $142,493 for the years ended March 31, 2010 and 2009, respectively.

(m) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation”.

(n)  Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(o)  Net Income (Loss) per Share

Basic net income (loss) per share is computed on the basis of the weighted average   number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.  For the year ended March 31, 2010, the diluted net loss per share calculation excluded the effect of stock options outstanding and exercisable into a total of 903,000 shares of common stock.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 3 – ACQUISITION OF VOIPSWITCH INC.

On January 15, 2008, VoiceServe closed an Acquisition Agreement with VoipSwitch Inc. (“VoipSwitch”) whereby VoiceServe acquired all VoipSwitch issued and outstanding ordinary shares as well as all of VoipSwitch’s assets, including customer orders and intangible assets, for total consideration of $3,000,000 ($450,000 cash, $150,000 notes payable due on demand, $600,000 notes payable in total monthly installments of $50,000 per month for 12 months, and 3,750,000 shares of VoiceServe common stock valued at $0.48 per share or $1,800,000).

Payment of the monthly installments of the $600,000 notes payable is contingent upon and limited each month to the future monthly net income of VoipSwitch.  Accordingly, this $600,000 “contingent consideration” portion of the $3,000,000 total purchase price was not included in the initial recorded cost of the acquisition or the recorded notes payable.  If and when the contingency is resolved and payments of the $600,000 notes payable are made, such paid amounts are added to goodwill.

The estimated fair values of the identifiable net assets of VoipSwitch at January 15, 2008 (date of acquisition) consisted of:

Cash and cash equivalents	$6,682
Developed software (for licensing to customers)	2,000,000
In-place contracts and customer list	100,000
Trade name	100,000
Accounts payable and accrued expenses	(2,999)
Deferred software license fees	(48,474)

Identifiable net assets	$2,155,209

Goodwill of $244,791 (excess of the $2,400,000 consideration, excluding the $600,000 contingent consideration, over the $2,155,209 identifiable net assets) was recorded at the acquisition date January 15, 2008.  In February and March 2008, $100,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill.  In the year ended March 31, 2009, an additional $99,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill.

In the year ended March 31, 2010, an additional $88,000 of the $600,000 “contingent consideration” notes payable was paid and added to goodwill. The balance remaining on the “contingent consideration” notes payable at March 31, 2010 is $313,000.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of:

	March 31,
	2010	2009

Acquisition of VoipSwitch:
Developed software (for licensing to customers)	$2,000,000	$2,000,000
In-place contracts and customer list	100,000	100,000
Trade name	100,000	100,000
Goodwill	531,791	443,791

Total	2,731,791	2,643,791

Accumulated amortization	(507,917)	(277,917)

Intangible assets, net	$2,223,874	$2,365,874

The developed software, in-place contracts and customer list, and trade name are amortized using the straight-line method over their estimated economic lives (ten years for the developed software and trade name; five years for the in-place contracts and customer list).  Goodwill is not amortized.

For the years ended March 31, 2010 and 2009, amortization of intangible assets expense was $230,000 and $230,000, respectively.  $200,000 and $200,000, respectively, was included in cost of software license fees.  $30,000 and $30,000, respectively, was included in selling, general and administrative expenses.

Expected future amortization expense for acquired intangible assets as of March 31, 2010 follows:

Year ended March 31,	Amount
2011	$230,000
2012	230,000
2013	225,833
2014	210,000
2015	210,000
Thereafter	586,250

Total	$1,692,083

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 5 – DEFERRED SOFTWARE LICENSE FEES

As described in Note 1, the licenses of the VoipSwitch systems generally include certain postcontract customer support (“PCS”).  In accordance with ASC Topic 985-605-25, “Software Revenue Recognition”, the Company allocates a portion of the license fees to PCS based on the vendor-specific objective evidence of fair value (generally $800 for 1 year technical support) of the PCS and recognizes the PCS revenues ratably over the period of the agreed PCS.

Deferred software license fees (attributable to PCS) for the years ended March 31, 2010 and 2009 were accounted for as follows:

	Year Ended March 31,
	2010	2009
Balance, beginning of period	$121,993	$64,334
Additions	424,800	168,800
Recognized as revenue	(301,127)	(111,141)

Balance, end of period	$245,666	$121,993

NOTE 6 – LOANS PAYABLE TO RELATED PARTIES

Loans payable to related parties consisted of:

	March 31,
	2010	2009
Due chief financial officer	$75	$71
Due chairman of the board of directors	19,415	42,154
Due chief operational officer	14,722	18,289

Total	$34,212	$60,514

The loans payable to related parties are all non-interest bearing, unsecured, and due on demand.

NOTE 7 – DUE SELLERS OF VOIPSWITCH INC.

The $150,000 notes payable due to the sellers of VoipSwitch Inc, (see Note 3) are non-interest bearing and due on demand.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 8 – STOCKHOLDERS’ EQUITY

Common stock issuances

In the three months ended December 31, 2008, VoiceServe sold 25,000 shares of its common stock to an investor at a price of $0.40 per share for net consideration of $9,845.  In the three months ended December 31, 2008, VoiceServe sold 500,000 shares of its common stock to an investor at a price of $0.18 per share for net consideration of $90,000.

On May 21, 2009, Voiceserve issued a total of 3,000,000 shares of its common stock to the three sellers of VoipSwitch for services rendered. The $375,000 estimated fair value of the shares, which was calculated based on the nearest day trading price of $0.25 per share and a 50% restricted stock discount, is included in selling, general and administrative expenses in the three months ended June 30, 2009.

Stock options

Effective May 12, 2009, Voiceserve granted non-qualified stock options to 4 service providers exercisable into a total of up to 703,000 shares of common stock at an exercise price of $0.13 per share to December 23, 2013. The options vest 2/3 on December 23, 2010 and 1/3 on December 23, 2011. The $81,618 estimated fair value of the options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.15 share price, (ii) 5 year term, (iii) 100% expected volatility, and (iv) 3% risk free interest rate) is being expensed ratably over the requisite service period from May 12, 2009 to December 23, 2011.

On January 4, 2010, Voiceserve granted non- qualified stock options to 2 service providers exercisable into a total of up to 200,000 shares of common stock at an exercise price of $0.13 per share to January 4, 2015.  The options vest 2/3 on January 4, 2012 and 1/3 on January 4, 2013. The $39,520 estimated fair value of the options (calculated using the Black-Scholes option pricing model and the following assumptions: (i) $0.24 share price, (ii) 5 year term, (iii) 100% expected volatility, and (iv) 2.65% risk free interest rate) is being expensed ratably over the three year requisite service period.

Stock options expense for the year ended March 31, 2010 was $30,772. As of March 31, 2010, there was $90,366 of total unrecognized compensation cost relating to unexpired stock options. That cost is expected to be recognized in the years ending March 31 2011, 2012, and 2013 in the amounts of $44,302, $36,030, and $10,034, respectively.

NOTE 9 – INCOME TAXES

No provisions for income taxes were recorded in the years ended March 31, 2010 and 2009 since the Company incurred losses in those years.

Based on management‘s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carry forwards as of March 31, 2010 will be realized.  Accordingly, the Company has maintained a 100% allowance against the deferred tax asset in the financial statements at March 31, 2010.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The Company will continue to review this valuation allowance and make adjustments as appropriate.

NOTE 10 – SEGMENT INFORMATION

The Company operates in one business segment: telephone communications.

Operating revenues by customer geographic area follow:

Asia	$1,524,353	$1,045,515
North America	924,155	525,728
Europe	732,965	279,637
Other	128,592	80,654

Total	$3,310,065	$1,931,534

NOTE 11 – RELATED PARTY TRANSACTIONS

For the years ended March 31, 2010 and 2009, consulting fees paid to officers, directors, and their affiliates totaled $597,422 and $306,278 respectively.  These fees are included in selling, general, and administrative expenses in the accompanying statements of operations.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Investment agreement

On August 20, 2007, VoiceServe entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the “Investor”).  Pursuant to this Agreement, the Investor agreed to commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

In connection with the Agreement, we entered into a Registration Rights Agreement with the Investor (”Registration Agreement”).  Pursuant to the Registration Agreement, we were obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 2,335,550 shares of the common stock underlying the Investment Agreement within 15 days after the execution date.  In addition, we were obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the execution date, which occurred November 6, 2007.

The Company did not exercise any Puts under this agreement. The Investment Agreement with the Investor expired on August 20, 2010.

Service agreements

In connection with the acquisition of VoipSwitch, VoiceServe entered into service agreements with the three sellers.  The agreements have a three year term (to January 15, 2011) and provide for monthly compensation of $6,000 for each of the three individuals, or $18,000 per month total.

Rental agreement

Limited rents office space at monthly rentals of £650 (or $986 translated at the March 31, 2010 exchange rate).  For the years ended March 31, 2010 and 2009, rent expense was $12,998 and $9,342, respectively.

VOICESERVE, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 13 – SUBSEQUENT EVENTS

On May 26, 2010, the Company closed on the sale to certain accredited investors of a total of 2,760,000 shares of common stock at a price of $0.25 per share and 1,380,000 warrants to purchase 1,380,000 shares of common stock, for $690,000 gross proceeds ($600,501 net proceeds after deducting costs of the private placement).  Each warrant entitles the holder to purchase one share of common stock at a price of $0.50 per share (the “Exercise Price”) to May 26, 2015.

The Exercise Price of the warrants is to be adjusted in the event of any stock splits or stock dividends or in the event that the Company issues or sells any shares of common stock, options, warrants or any convertible instruments (other than exempted issuances) at an effective price per share which is less than the Exercise Price.  Accordingly, in accordance with EITF Issue No. 07-05, “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock”, the Company will reflect the $457,608 fair value of the warrants at May 26, 2010 (calculated using the Black-Scholes option pricing model and the following assumptions: stock price of $0.45 per share, exercise price of $0.50 per share, risk-free interest rate of 2.06%, term of five years, and expected volatility of 100%) as a liability and will remeasure the fair value of the warrants each quarter, adjust the liability balance, and reflect changes in operations as “income(expense) from revaluation of warrants with characteristics of liabilities at fair value”.

In connection with the sale, the Company and the investors executed a Securities Purchase Agreement and a Registration Rights Agreement.  Among other things, the Registration Rights Agreement provides that the Company will prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities and use its commercially reasonable efforts to cause it to be declared effective.

If the Registration Statement is not filed by July 30 2010 or if the Registration Statement filed is not declared effective by the SEC within certain time periods (by December 27, 2010 in the event of a “full review” by the SEC) and the Company has not exercised its reasonable best efforts to secure the Registration Statement’s effectiveness with the SEC, the Registration Agreement provides that the Company will pay monthly (until cured) partial liquidated damages to the investors equal to 1% of the purchase price paid by the investors, subject to a maximum of 10% of the purchase price paid by the investors.

On June 4, 2010, VoiceServe, Inc. executed employment agreements with (i) its President and Chairman, Alexander Ellinson, and (ii) its Chief Executive Officer, Michael Bibelman. Each agreement has a term of five (5) years and each provides for (i) an annual base salary of $240,000, (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors, and (iii) annual grants of stock options under the Company’s Equity Incentive Stock Plan to purchase 250,000 shares of common stock at $0.25 per share for the first year, which shall occur on or before July 26, 2010, and at a 25% discount off the price on each June 4 thereafter in 2011, 2012, 2013, and 2014 (which vest at such time as approved by the Board of Directors). The Board has not yet approved the initial grant of the 250,000 common stock share options, which was to occur on or before July 26, 2010, for either Mr. Ellison or Mr. Bibelman.

Both employment agreements also provide for other employee benefits, such as an allowance for leasing a car for the Company or the Company providing one, healthcare insurance, vacation and other benefits provided in accordance with Company policy. In addition, each agreement contains provisions concerning early termination of the executive for death, disability, or with or without cause by the executive. In the event of death or disability, the Company is obligated to pay three months base salary plus accrued benefits. In the event of a termination of the executive “without cause,” the Company is obligated to pay each executive, in lieu of “severance payments,” his base pay and bonus, including percentage of profits, for the term in which the termination occurs for 36 months after the termination date in accordance with Company payroll practices, and maintain other benefits for that executive also for that 36 month period.  Finally, the Company is obligated to pay the exercise price for the stock options to be granted as described in the preceding paragraph and the Company is required to issue 250,000 shares of common stock to the terminated executive with demand registration rights.

On September 30, 2010, VoiceServe, Inc. executed an employment agreement with Alfred Stefansky, its concurrently appointed Chief Financial Officer. The agreement has a term of five (5) years and provides for (i) a monthly base salary of $8,000, (ii) an annual bonus of up to 100% of the base salary as determined in the sole discretion of the Board of Directors, and (iii) a one-time issuance of 300,000 restricted shares of Company common stock. Additionally, the agreement provides that the Company shall provide standard health insurance coverage for the executive and each individual family member and the Executive shall be eligible to participate in any employee benefit plans of the Company. Either party may terminate the agreement without cause upon 60 days prior written notice. In the event of death or disability, the Company is obligated to pay three months base salary plus accrued benefits.

Also on September 30, 2010, VoiceServe, Inc. executed director agreements with Michael Taylor and Andrew Millet, concurrently appointed members of the Board of Directors. Both agreements have terms of one year, subject to a one year renewal term upon reelection by a majority of the Company stockholders. Both agreements provide for (i) a monthly retainer of $1,000 and (ii) a one-time issuance of 300,000 restricted shares of Company common stock. Additionally, the agreement provided that the Company shall provide reimbursements or all reasonable out-of-pocket expenses incurred.

 VOICESERVE, INC.

1,481,928 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2010

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[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated December __, 2010

VOICESERVE, INC.

1,825,947 SHARES OF COMMON STOCK

This prospectus relates to the resale by selling security holders of 1,825,947 shares of our Common Stock, $0.001 par value, including (i) 1,217,298 shares of Common Stock and (ii) 608,649 shares of Common Stock issuable upon exercise of the Warrants, which were issued in the private placement that closed on May 26, 2010.

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus.  All of the net proceeds from the sale of our common stock will go to the selling security holders. We may, however, receive proceeds in the event that some or all of the Warrants held by the selling security holders are exercised for cash.

The selling security holders may sell common stock from time to time at prices established on the OTCBB or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling security holders. The selling security holders may engage brokers, dealers or agents who may receive commissions or discounts from the selling security holders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is quoted on the OTCBB under the symbol “VSRV.OB.” On December 17, 2010, the closing bid price of our common stock was $.20 per share. These prices will fluctuate based on the demand for our common stock.

On _______, 2010, a registration statement under the Securities Act with respect to a best-efforts public offering by us of up to 3,360,000 shares of common stock was declared effective by the Securities and Exchange Commission.

Dual Prospectuses In This Registration Statement

This Registration Statement includes two separate and distinct prospectuses. In the first prospectus, we are offering and selling up to 1,481,928 shares of our common stock (the “Maximum Amount”). The public offering price of our Common Stock will be $0.25 per share. The second prospectus relates to the resale by existing holders of our securities of up to 1,825,947 shares of our common stock, par value $0.001. The existing holders obtained their shares through a private offering whereby the shares were offered at $0.25 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES & EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:                 , 2010

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VOICESERVE, INC.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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THE OFFERING

Common stock offered by selling stockholders	1,825,947 shares (1)
Common stock outstanding	36,104,429 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

(1)
Includes  up to 1,217,298 shares of Common Stock, $0.001 par value per share, and up to 608,649 shares of Common Stock issuable upon exercise of outstanding investor Warrants at an exercise price of $0.50 per share, that were issued in connection with the private placement that closed on May 26, 2010.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the resale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

A portion of the shares of common stock covered by this prospectus are issuable upon exercise of the Warrants. We may receive proceeds in the event some or all of the Warrants held by the selling security holders are exercised for cash. Any proceeds received from the exercise of the warrants will be used for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the 9 selling stockholders consist of 1,825,947 shares of our Common Stock, $0.001 par value, including (i) 1,217,298 shares of Common Stock and (ii) 608,649 shares of Common Stock issuable upon exercise of the Warrants, which were issued in the private placement that closed on May 26, 2010.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 7, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owed after Offering
UVE Partners, LLC (1)	264,630	264,630	0	0%
Howard Rubin (2)	132,315	132,315	0	0%
Sarah W. Palmer (3)	132,315	132,315	0	0%
John A. Swallow (4)	264,630	264,630	0	0%
Ian Cassel (5)	529,261	529,261	0	0%
Alan Davidson (6)	264,630	264,630	0	0%
Hinda Mizrahi (7)	66,157	66,157	0	0%
Elizabeth Millet (8)	39,694	39,694	0	0%
Jeff Eisenberg (9)	132,315	132,315	0	0%
TOTAL	1,825,947	1,825,947	0	0%

(1)  Consists of 176,420 shares of our Common Stock and 88,210 shares of our Common Stock underlying the Warrant issued to UVE Partners, LLC. Gary M. Simon is the Principal of General Associates LLC. Gary M. Simon, acting alone, has voting and dispositive power over the shares beneficially owned by UVE Partners, LLC.
(2)  Consisting of 88,210 shares of our Common and 44,105 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(3)  Consisting of 88,210 shares of our Common and 44,105 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(4) Consisting of 176,420 shares of our Common and 88,210 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(5) Consisting of 352,841 shares of our Common and 176,420 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(6) Consisting of 176,420 shares of our Common and 88,210 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(7) Consisting of 44,105 shares of our Common and 22,052 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(8) Consisting of 26,463 shares of our Common and 13,231 shares of our Common Stock underlying the Warrants issued to the selling stockholder.
(9) Consisting of 88,210 shares of our Common and 44,105 shares of our Common Stock underlying the Warrants issued to the selling stockholder.

To our knowledge, none of the selling stockholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 1,825,947 shares of our Common Stock, including (i) 1,217,298 shares of Common Stock and (ii) 608,649 shares of Common Stock issuable upon exercise of the Warrants, which were issued in the private placement that closed on May 26, 2010.

Each selling stockholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.

EXPERTS

The consolidated financial statements of VOICESERVE, INC. as of March 31, 2010 and 2009 appearing in this prospectus have been audited by Michael T. Studer CPA, P.C., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$69.82
Transfer Agent Fees*	$3,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$15,000
Blue Sky fees and expenses*	$1,500
Total*	$29,569.82

* Estimated

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
●	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities.

On May 26, 2010, we closed on a private placement which raised gross proceeds of $690,000 through the sale of 2,760,000 shares of our common stock and warrants to purchase 1,380,000 shares of our common stock to certain accredited investors. The investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) (see Exhibit 10.1), for the sale of our common stock, $0.0001 par value per share. Pursuant to the terms of the Securities Purchase Agreement, we offered the shares for sale at a purchase price of $0.25 per share.  Each investor also received a five (5) year warrant (the “Warrant”) (see Exhibit 10.3), to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock which the investor purchased in this offering at an exercise price of $0.50 per share. In connection with the securities purchase agreement, the parties entered into a registration rights agreement (the Registration Rights Agreement”) (see Exhibit 10.2), to register the shares for resale.

The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated under the Securities Act of 1933, as amended, since, among other things, the transaction did not involve a public offering, the investors had access to information about the Company and its investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended Articles of Incorporation (1)
3.2	By-Laws (2)
5.1	Form of Legal Opinion of Anslow & Jaclin, LLP
10.1	Securities Purchase Agreement (3)
10.2	Registration Rights Agreement (3)
10.3	Form of Warrant (1)
10.4	Employment Agreement with Alexander Ellinson (1)
10.5	Employment Agreement with Michael Bibelman (1)
10.6	Lease Agreement by and between Voiceserve, Inc. and Glenville Investments, Ltd. (1)
10.7	Employment Agreement with Alfred Stefansky (4)
10.8	2009 Equity Incentive Plan (1)
14.2	List of Subsidiaries (1)
23.1	Consent of Auditor
23.2	Legal Opinion (filed as Exhibit 5.1)

(1) Included as an exhibit to the Registration Statement on Form S-1/A filed on December 20, 2010 and incorporated herein by reference.
(2) Included as an exhibit to the Registration Statement on Form 10SB filed on April 3, 2006 and incorporated herein by reference.
(3) Included as an exhibit to the current report on Form 8-K filed on June 2, 2010 and incorporated herein by reference.
(4) Included as exhibit 10.1 to the current report on Form 8-K filed on October 6, 2010 and incorporated herein by reference.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a0(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a0(1)(i) and (a0(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Voiceserve, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 7th day of March , 2011 .

VOICESERVE, INC.
By:	/s/ Michael Bibelman
Michael Bibelman Chief Executive Officer and Director

By:	/s/ Alfred Stefansky
Alfred Stefansky Chief Financial Officer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Bibelman	Chief Executive Officer,	March 7, 2011
Michael Bibelman	and Director

/s/ Alfred Stefansky	Chief Financial Officer, Principal	March 7, 2011
Alfred Stefansky	Accounting Officer and Director

/s/ Alexander Ellinson	President and	March 7, 2011
Alexander Ellinson	Chairman of the Board of Directors

/s/ Mike Ottie	Chief Operational Officer	March 7, 2011
Mike Ottie	and Director

/s/ Krzysztof Oglaza	Chief Technical Officer	March 7, 2011
Krzysztof Oglaza	and Director

/s/ Michal Kozlowski	Chief Development Officer	March 7, 2011
Michal Kozlowski

/s/ Lukasz Nowak	Chief Integration Officer	March 7, 2011
Lukasz Nowak

/s/ Michael Taylor	Director	March 7, 2011
Michael Taylor

/s/ Andrew Millet	Director	March 7, 2011
Andrew Millet

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Bibelman, Chief Executive Officer, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-1, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date
/s/ Michael Bibelman
Michael Bibelman	Chief Executive Officer and Director	March 7, 2011
/s/ Alfred Stefansky
Alfred Stefansky	Chief Financial Officer, Principal Accounting Officer and Director	March 7, 2011